Exhibit 99.1
                                                           ------------


                            STOCK PURCHASE AGREEMENT



                                 By and Between

                               SOUTHWIRE COMPANY,
                                  as PURCHASER

                                       and

                                CI HOLDINGS, LLC,
                                    as SELLER

                             Relating to the Sale of

                               ALFLEX CORPORATION

                            Dated as of June 4, 2004



AO 1089178.15
                                    CONTENTS
                                                                          Page


ARTICLE 1  PURCHASE AND SALE OF STOCK.......................................1

         1.1    Agreement to Sell and Purchase Stock........................1

         1.2    Payment of Purchase Price...................................1

         1.3    Adjustments to the Purchase Price...........................1

         1.4    Closing.....................................................3

         1.5    Deliveries..................................................4


ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER..........................4

         2.1    Ownership of Purchased Shares...............................4

         2.2    Authority; Validity of Contemplated Transactions............4

         2.3    The Company's Organization, Standing and Foreign
                    Qualifications..........................................5

         2.4    Capital Stock...............................................5

         2.5    Subsidiaries and Investments................................6

         2.6    Financial Statements........................................6

         2.7    Absence of Liabilities......................................6

         2.8    No Liabilities as Guarantor.................................6

         2.9    [Intentionally Omitted.]....................................6

         2.10     Absence of Changes........................................6

         2.11     Indebtedness..............................................8

         2.12     Tax Matters...............................................8

         2.13     Real Property.............................................9

         2.14     Personal Property........................................11

         2.15     Intellectual Property....................................11

         2.16     Computer Software and Databases..........................12

         2.17     Intangible Property......................................12

         2.18     Inventories..............................................12

         2.19     Insurance................................................13

         2.20     Bonds, Letters of Credit, Etc............................13

         2.21     Licenses; Compliance with Laws...........................13

         2.22     Environmental............................................14

         2.23     Litigation and Claims....................................16

         2.24     Employee Benefits........................................16

         2.25     Contracts................................................18

         2.26     Suppliers and Customers..................................20

         2.27     Labor Matters............................................20

         2.28     Brokers and Finders......................................21

         2.29     Officers, Directors and Bank Accounts....................21

         2.30     Compliance with the Immigration Reform and Control Act...21

         2.31     Interested Transactions..................................22

         2.32     Schedules................................................22

         2.33     Disclosure; Statements True and Correct..................22


ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER......................22

         3.1    Organization and Standing..................................22

         3.2    Authority and Binding Effect...............................22

         3.3    Validity of Contemplated Transactions; Restrictions........23

         3.4    Brokers and Finders........................................23

         3.5    Financing..................................................23

         3.6    Statements True and Correct................................23


ARTICLE 4 COVENANTS AND ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER......23

         4.1    Operation of Business Pending Closing......................23

         4.2    Right of Access............................................25

         4.3    Relationships with Employees and Customers.................25

         4.4    Confidentiality............................................25

         4.5    Public Announcements.......................................26

         4.6    Schedules..................................................26

         4.7    Other Offers and Exclusive Dealing.........................26

         4.8    Certain Tax Matters........................................26

         4.9    Consents and Approvals.....................................27

         4.10     Supplying Financial Statements...........................27

         4.11     Efforts to Cause Consummation of Transactions............27

         4.12     Expenses.................................................27

         4.13     Delivery of Books and Records............................27

         4.14     Qualification and Corporate Existence....................27

         4.15     Repayment of Debts to the Company........................28

         4.16     HSR Act Filings..........................................28

         4.17     Transition Matters.......................................28

         4.18     Employee Benefit Matters.................................28

         4.19     Election Under Section 338(h)(10)........................30

         4.20     Certain Employee Terminations at Closing; Gerald Hadeen..31

         4.21     Transfer of Seller's Interest in Mexican Subsidiary......31

         4.22     Purchaser's Obligations with Respect to Environmental
                       Remediation.........................................31

         4.23     Employee Injuries Incurred Prior to Closing..............31

         4.24     Certain Environmental Agreements.........................32


ARTICLE 5 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.................33

         5.1    Representations True and Covenants Performed at Closing....33

         5.2    No Injunction, Etc.........................................34

         5.3    No Material Adverse Change.................................34

         5.4    Opinion of Counsel.........................................34

         5.5    Consents and Approvals.....................................34

         5.6    Licenses...................................................34

         5.7    Delivery of Documents......................................34

         5.8    Good Standing Certificates.................................34

         5.9    Supply Agreement...........................................34

         5.10     Non-Compete Agreement....................................35

         5.11     Resignations.............................................35

         5.12     Title Insurance..........................................35

         5.13     [Intentionally Omitted.].................................35

         5.14     [Intentionally Omitted.].................................35

         5.15     Subordination and Non-Disturbance Agreements.............35

         5.16     Estoppel Certificates of Real Property Lessors...........35

         5.17     Evidence of Repayment of Debts...........................35

         5.18     No Indebtedness or Liens.................................36

         5.19     Option to Extend Long Beach Lease........................36

         5.20     Confirmation of Guaranty.................................36

         5.21     Rancho Dominguez Distribution Center Lease...............36


ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER....................37

         6.1    Representations True and Covenants Performed at Closing....37

         6.2    No Injunction, Etc.........................................37

         6.3    Opinion of Counsel.........................................37

         6.4    Payment of the Purchase Price..............................37

         6.5    Consents and Approvals.....................................37

         6.6    Supply Agreement...........................................37

         6.7    Non-Compete Agreement......................................37


ARTICLE 7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION...38

         7.1    Survival of Representations and Warranties.................38

         7.2    Obligation of Seller to Indemnify..........................39

         7.3    Obligation of Purchaser to Indemnify.......................41

         7.4    Notice of Loss or Asserted Liability.......................41

         7.5    Opportunity to Contest.....................................41

         7.6    Disputes with Customers or Suppliers; Equitable Relief.....42

         7.7    Limitations on Indemnification.............................43

         7.8    Subrogation Rights.........................................44

         7.9    Adjustment of Purchase Price...............................44

         7.10     Indemnification Payments.................................44

         7.11     Sole and Exclusive Remedy................................44


ARTICLE 8 TERMINATION......................................................45

         8.1    Method of Termination......................................45

         8.2    Notice of Termination......................................45

         8.3    Effect of Termination......................................45

         8.4    Risk of Loss...............................................45


ARTICLE 9 DEFINITIONS......................................................46


ARTICLE 10 MISCELLANEOUS...................................................56

         10.1     Notices..................................................56

         10.2     Entire Agreement.........................................57

         10.3     Modifications, Amendments and Waivers....................58

         10.4     Successors and Assigns...................................58

         10.5     Table of Contents; Captions; References..................58

         10.6     Governing Law............................................58

         10.7     Pronouns.................................................58

         10.8     Severability.............................................59

         10.9     Remedies Not Exclusive...................................59

         10.10    Counterparts.............................................59

         10.11    Interpretations..........................................59

         10.12    Consent to Jurisdiction, Etc.............................59




                                      viii

AO 1089178.15
                             EXHIBITS AND SCHEDULES

Exhibit A - Form of Opinion of Seller's Special Delaware Counsel

Exhibit B - Form of Supply Agreement

Exhibit C - Form of Non-Compete Agreement

Exhibit D - Title Insurance Commitments

Exhibit E - Form of Subordination and Non-Disturbance Agreement

Exhibit F - Form of Estoppel Certificate

Exhibit G - Form of Option to Extend Long Beach, California Lease

Exhibit H - Form of Confirmation of Guaranty of Commonwealth Industries, Inc.

Exhibit I - Form of Opinion of Sutherland Asbill & Brennan LLP

Exhibit J - Example of Calculations of Working Capital and Property, Plant
                 & Equipment

Schedule 2.2(b) - Governmental and Third Party Consents Required with
                 Respect to Seller (or the Company)

Schedule 2.3(a) - List of the Company's Foreign Qualifications

Schedule 2.3(b) - Company's Certificate of Incorporation, as amended

Schedule 2.3(c) - Company's By-Laws, as amended

Schedule 2.5 - Subsidiaries and Investments

Schedule 2.6 - Financial Statements

Schedule 2.7 - Liabilities

Schedule 2.8  - Guarantees

Schedule 2.10 - Absence of Changes

Schedule 2.11 - Indebtedness

Schedule 2.12 - Tax Matters

Schedule 2.13(a) - Owned Real Property

Schedule 2.13(b) - Leased Real Property

Schedule 2.14(a) - Owned Personal Property

Schedule 2.14(b) - Leased Personal Property

Schedule 2.15 - Intellectual Property

Schedule 2.16 - Computer Software and Databases

Schedule 2.17 - Intangible Property

Schedule 2.18 - Contracts to Purchase or Sell Inventory

Schedule 2.19 - Insurance Policies

Schedule 2.20 - Obligations

Schedule 2.21 - Licenses

Schedule 2.22 - Environmental Matters

Schedule 2.22A -  List of Environmental Surveys, Notices of Violations
                    and Reports Regarding the Long Beach Facility

Schedule 2.23 - Litigation and Claims

Schedule 2.24(a) - Company Plans

Schedule 2.24(c) - Multiemployer Plans, Etc.

Schedule 2.24(d) - Employees on Leave of Absence

Schedule 2.24(e) - Exceptions to Employee Benefit Compliance Issues

Schedule 2.24(i) - Exceptions to No Benefits to Prior Employees

Schedule 2.25(a)(i) - Contracts Affecting Real Property

Schedule 2.25(a)(ii) - Contracts Affecting Personal Property

Schedule 2.25(a)(iii) - Purchase Orders

Schedule 2.25(a)(iv) - Sales Contracts

Schedule 2.25(a)(v) - Employment Contracts

Schedule 2.25(a)(vi) - Other Contracts

Schedule 2.25(c) - Assurances Regarding Listed Contracts

Schedule 2.26(a) - List of Large Suppliers

Schedule 2.26(b) - List of Large Customers

Schedule 2.27 - Labor Matters

Schedule 2.29(a) - Officers and Directors of the Company

Schedule 2.29(b) - Bank Accounts of the Company

Schedule 2.31 - Interested Transactions

Schedule 4.1 - Permissible Exceptions



                                       59

AO 1089178.15

AO 1089178.15


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made this 4th day of June, 2004, by and between Southwire Company, a Delaware corporation ("Purchaser"), and CI Holdings, LLC, a Delaware limited liability company ("Seller"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Article 9 of this Agreement.

                                 R E C I T A L S

         Seller owns all of the issued and outstanding shares (the "Purchased Shares") of common stock of Alflex Corporation, a Delaware corporation (the "Company"). The parties hereto desire to enter into this Agreement pursuant to which Purchaser will acquire the Purchased Shares from Seller upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1
                           PURCHASE AND SALE OF STOCK

         1.1 Agreement to Sell and Purchase Stock. For the consideration hereinafter provided and subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, free and clear of all Liens other than Liens resulting from Purchaser's ownership thereof, and Purchaser shall purchase and acquire from Seller, the Purchased Shares. At the Closing, Seller shall deliver to Purchaser certificates representing the Purchased Shares, together with accompanying stock powers or instruments of assignment, duly endorsed in blank for the transfer of the Purchased Shares to Purchaser, with signatures guaranteed, if required, and with all necessary transfer taxes, if any, paid and any revenue stamps, if any, affixed thereto.

         1.2 Payment of Purchase Price. Subject to adjustment as set forth in this Agreement, Purchaser agrees to pay for the Purchased Shares the sum of $63,300,000 (the "Base Purchase Price"). The Base Purchase Price, subject to adjustment prior to Closing as provided in Section 1.3(a) and 1.3(c), shall be paid by Purchaser to Seller at Closing by wire transfer of immediately available funds.

         1.3 Adjustments to the Purchase Price.

         (a) Seller represents and warrants to Purchaser that the net book value of the Company's Property Plant & Equipment on January 31, 2004 was not less than $14,306,000. If Final Closing Date PP&E, determined as provided in this
Section 1.3, is less than $14,306,000, then the Purchase Price shall be adjusted by deducting therefrom the Property, Plant & Equipment Adjustment Amount; and if Final Closing Date PP&E, determined as provided in this Section 1.3, is greater than $14,306,000, then the Purchase Price shall be increased by the Property, Plant & Equipment Adjustment Amount. Not earlier than four days prior to the Closing Date, Seller and Purchaser shall work together to determine a best estimate of the net book value of the Company's Property, Plant & Equipment as of the Closing Date (the "Closing Date Estimated PP&E") and the Closing Date PP&E Adjustment Amount. For purposes of calculating the Closing Date Estimated PP&E, the net book value of the Company's Property, Plant & Equipment as of January 31, 2004 shall be assumed to be equal to $14,306,000 and shall be adjusted only to reflect (i) additions of the net book value of Property, Plant & Equipment purchased or otherwise acquired by the Company between January 31, 2004 and the Closing Date, (ii) deductions of the net book value of Property, Plant & Equipment sold or otherwise disposed of by the Company between January 31, 2004 and the Closing Date, and (iii) deductions for ordinary course depreciation of the Company's Property, Plant & Equipment between January 31, 2004 and the Closing Date, determined consistently with the Company's past practice. The Closing Date PP&E Adjustment Amount shall be deducted from or added to, as the case may be, the Base Purchase Price paid at Closing. In the event that Purchaser and Seller are unable to agree upon the Closing Date PP&E Adjustment Amount prior to Closing, then, subject to Section 1.3(d) below, Seller's proposed Closing Date PP&E Adjustment Amount shall be used for the purpose of adjusting the Base Purchase Price paid with respect to Property Plant & Equipment at Closing.

         (b)......If Final Closing Date Working Capital, determined as provided in this Section 1.3, is less than $29,729,000, then the Purchase Price shall be adjusted by deducting therefrom the Working Capital Adjustment Amount; and if Final Closing Date Working Capital, determined as provided this Section 1.3, is greater than $29,729,000, then the Purchase Price shall be increased by the Working Capital Adjustment Amount.

         (c)......Not earlier than four days prior to the Closing Date, Seller and Purchaser shall jointly conduct a physical count and determine the Inventory component of the Company's Working Capital. Immediately upon completion of such Inventory count, Seller and Purchaser shall work together to determine a best estimate of the actual amount of the other components of the Company's Working Capital as of the Closing Date (the "Closing Date Estimated Working Capital") and the Closing Date Working Capital Adjustment Amount. The Closing Date Working Capital Adjustment Amount shall be deducted from or added to, as the case may be, the Base Purchase Price paid at Closing. In the event that Purchaser and Seller are unable to agree upon the Closing Date Working Capital Adjustment Amount prior to Closing, then subject to Section 1.3(d) below, Seller's proposed Closing Date Working Capital Adjustment Amount shall be used for the purpose of adjusting the Base Purchase Price paid with respect to Working Capital at Closing.

         (d)......In the event that the aggregate of Closing Date Working
Capital Adjustment Amount and Closing Date PP&E Adjustment Amount results in an increase in the Base Purchase Price of more than $20,000,000, Purchaser shall have the option to terminate this Agreement.

         (e)......Within 30 days after the Closing Date, Purchaser shall notify
Seller of any disagreement that Purchaser may have with either the Closing Date Working Capital Adjustment Amount or the Closing Date PP&E Adjustment Amount that, in either case, was used to adjust the Base Purchase Price paid at Closing, specifying in detail the reasons for such disagreement. If Purchaser does not notify Seller of any such disagreement by the end of such 30-day period, the amounts for such items used at Closing shall be deemed to be final, conclusive, and binding upon the parties hereto. If, within 30 days after the receipt by Seller of Purchaser's notice of any such disagreement, Seller and Purchaser are unable to agree upon the actual adjustment amounts that should have been used on and as of the Closing Date with respect to such items, such actual adjustment amounts shall, upon the demand of either party, be determined by the Designated Accountants within 45 days after the engagement of such Designated Accountants. Any such determinations so made by the Designated Accountants (the "Adjusted Working Capital Adjustment Amount" and the "Adjusted PP&E Adjustment Amount") shall be final, conclusive, and binding upon the parties hereto. The aggregate net of such final adjustments shall be promptly paid, in immediately available funds, by the party who was overpaid or the party who underpaid, as the case may be, at the Closing. Seller and Purchaser shall share equally the cost of the Designated Accountants. (The net book value as of the Closing Date of Company's Property, Plant & Equipment as finally adjusted pursuant to this paragraph (or if there are no adjustments made pursuant to this paragraph, as determined prior to Closing pursuant to Section 1.3(a)) shall be herein referred to as "Final Closing Date PP&E" and the Company's Working Capital as finally adjusted pursuant to this paragraph (or if there are no adjustments made pursuant to this paragraph, as determined prior to Closing pursuant to Section 1.3(c)) shall be herein referred to as "Final Closing Date Working Capital.")

         (f)......In addition to the foregoing, the Base Purchase Price will be reduced, as reasonably promptly as possible following the 180th day after the Closing Date, by the amount, if any, that (i) the Company's Accounts Receivable that were included in the Closing Working Capital ("Pre-Closing Receivables") exceed (ii) the Company's Accounts Receivable that were actually collected by the Company by the end of such 180th day after the Closing Date. Any adjustment required by this paragraph shall be paid in cash by Seller to Purchaser within 30 days after the receipt of the final monthly status report referred to in the following sentence. During the 180-day period following the Closing Date (the "Collection Period"), Purchaser shall cause the Company (A) to use its reasonable commercial efforts to collect the Pre-Closing Receivables, but neither Purchaser nor the Company shall be required to institute legal proceedings for the purpose of collecting any such uncollected Pre-Closing Receivable, (B) not to compromise, set-off or write-off any Pre-Closing Receivable without Seller's prior written consent and (C) to provide monthly status reports (including a final report at the end of the 180-day period) to Seller of the status of collections of Pre-Closing Receivables. Upon expiration of the Collection Period, Purchaser shall cause the Company to assign (without any representation or warranty) to Seller any uncollected Pre-Closing Receivables and Seller shall have all legal rights available to it to collect such assigned Pre-Closing Receivables, including the right, notwithstanding
Section 7.6 hereof, to institute legal proceedings for the purpose of collecting such uncollected Pre-Closing Receivables.

         1.4 Closing. The Closing shall take place at the offices of Sutherland Asbill & Brennan LLP, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 on the Closing Date.

         1.5 Deliveries. All deliveries, payments and other transactions and documents relating to the Closing (i) shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing), and (ii) shall be deemed to be consummated simultaneously.


ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         As a further inducement to cause Purchaser to purchase the Purchased Shares from Seller and to perform Purchaser's other obligations hereunder, Seller represents and warrants to Purchaser that:

         2.1 Ownership of Purchased Shares. Seller is the record and beneficial owner of all right, title and interest, in and to the Purchased Shares, free and clear of all Liens. The delivery to Purchaser of the Purchased Shares as contemplated in this Agreement will transfer to Purchaser valid title thereto, free and clear of all Liens other than Liens existing as a result of Purchaser's ownership of the Purchased Shares.

         2.2 Authority; Validity of Contemplated Transactions.


         (a)......Seller has the full power and authority necessary (i) to enter into and perform its obligations under this Agreement and the Other Agreements to which it is a party, (ii) to sell, assign, transfer and convey the Purchased Shares to Purchaser pursuant to this Agreement, and (iii) to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Other Agreements to which Seller is a party have been duly approved by all necessary action of the member of Seller. This Agreement has been, and the Other Agreements to which Seller is a party will be, duly executed and delivered by Seller and each constitutes, or when duly executed and delivered will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by the availability of equitable remedies. Neither the execution and delivery of this Agreement and the Other Agreements to which Seller is a party by Seller, nor the performance by Seller of the transactions contemplated hereby or thereby, will violate any provision of Seller's Certificate of Formation or Limited Liability Company Agreement or the Company's Certificate of Incorporation or Bylaws. Except as to matters that would not reasonably be expected to have a Material Adverse Effect upon the Company, neither the execution and delivery of this Agreement and the Other Agreements to which Seller is a party by Seller, nor the performance by Seller of the transactions contemplated hereby or thereby, will (A) violate any Law or Order to which Seller or the Company is subject, (B) result in a breach of, or constitute a Default under, any Contract or License to which Seller or the Company is a party or by which any of them is bound, (C) result in the creation of any Lien upon the Purchased Shares or any of the Company's assets, or (D) result in the acceleration of the maturity of any payment date of any of the Company's obligations.

         (b)......Except as set forth on Schedule 2.2(b), no consent, authorization, order or approval of, or filing or registration with, any Governmental Authority or Third Party is required for or in connection with the execution and delivery of this Agreement or any of the Other Agreements to which Seller is a party by Seller or the performance by Seller of the transactions contemplated hereby and thereby. No consent, authorization or approval of the stockholders of CII is required in connection with (or to validate) the sale by Seller of the Purchased Shares to Purchaser.

         2.3 The Company's Organization, Standing and Foreign Qualifications. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business in the manner in which such business is now being conducted and to own, lease and operate the assets which it now owns and leases. The Company is duly qualified or licensed to transact business and in good standing as a foreign corporation in the jurisdictions listed in
Schedule 2.3(a) hereto; and neither the character of the assets owned or leased by the Company nor the nature of the Company's business requires the Company to be qualified or licensed in any other jurisdiction. The copies of the Company's
(i) Certificate of Incorporation and all amendments thereto (certified by the Secretary of State of the State of Delaware) attached hereto as Schedule 2.3(b); and (ii) Bylaws, as amended (certified by the Secretary of the Company), attached hereto as Schedule 2.3(c), are true and complete on the date of this Agreement. The copies of the Company's director and stockholder minutes that have been made available to Purchaser for review are true and complete and accurately reflect all proceedings of the directors of the Company (and all committees thereof) and stockholders of the Company. The Company's stock record books, which have been made available to Purchaser for review, contain true and complete records of the Company's stock ownership.

         2.4 Capital Stock. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, par value $0.01 per share, 1,000 of which (constituting the Purchased Shares) are issued and outstanding as of the date of this Agreement and none of which are issued and held by the Company as treasury stock. The Company has no other authorized class of capital stock. All of the Purchased Shares have been duly and validly issued, are fully paid and nonassessable, and were issued pursuant to valid exemptions from registration under the Securities Act of 1933, as amended. There are no outstanding warrants, options, rights, calls or other commitments of any nature relating to the Purchased Shares or any other capital stock of the Company, and there are no outstanding securities of the Company convertible into or exchangeable for capital stock of, or other ownership or equity interests in, the Company. The Company is not obligated to issue any shares of its capital stock for any purpose, and no Person has entered into any Contract or option or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any of the authorized but unissued capital stock of the Company.

         2.5 Subsidiaries and Investments. Except as set forth on Schedule 2.5, the Company has no Subsidiaries and does not own, directly or indirectly, any capital stock or other equity, ownership, proprietary or voting interest in any Person.

         2.6 Financial Statements. The Financial Statements (copies of which are attached hereto as Schedule 2.6) (i) have been prepared in accordance with the books and records of the Company, (ii) present fairly the financial condition, assets and liabilities of the Company as of their respective dates and the results of the Company's operations for the respective periods then-ended, (iii) except as set forth on Schedule 2.6, reflect adequate reserves for all known liabilities and reasonably anticipated Losses and (iv) have been prepared in accordance with GAAP consistently applied throughout the periods involved, subject to normal year-end adjustments (which will not, individually or in the aggregate, have a Material Adverse Effect upon the Company and the absence of notes. The Financial Statements do not contain any untrue statement of any material fact or fail to state any material fact required to be stated therein in order to make the Financial Statements not misleading.

         2.7 Absence of Liabilities. The Company has no Liabilities required to be recorded on a financial statement prepared in accordance with GAAP (including in the notes thereto), other than Liabilities (i) reflected or reserved on the Latest Balance Sheet, (ii) set forth in Schedule 2.7, or (iii) incurred since December 31, 2003 in the ordinary course of business, consistent with past practice, of the Company and not involving Indebtedness for Money Borrowed.

         2.8 No Liabilities as Guarantor. Except as set forth in Schedule 2.8, the Company is not, directly or indirectly, liable, by guaranty, indemnity, endorsement or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any debt, dividend or other obligation of any Person.

         2.9 [Intentionally Omitted.]

         2.10 Absence of Changes. Except as disclosed on Schedule 2.10, since December 31, 2003, the Company has not:

         (a)......issued or delivered or agreed to issue or deliver any of its capital stock or other securities (whether stock, bonds, debentures or other corporate securities) or granted or agreed to grant any options or rights to purchase any of its securities;

         (b)......incurred or become subject to, or agreed to incur or become subject to, any Liability other than in the ordinary course of business and consistent with past practice;

         (c)......declared, set aside or made, or agreed to declare, set aside or make any payments, dividends or distributions to its stockholders or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, any Purchased Shares or other securities;

         (d)......mortgaged, pledged, subjected or agreed to subject, any of its assets to any Lien, except Permitted Liens;

         (e)......sold, assigned, transferred (or agreed so to do), any of its tangible or intangible assets, or cancelled or agreed to cancel any debts or claims, except, in each case, in the ordinary course of business and consistent with past practice;

         (f)......suffered any damage, destruction or Loss, whether or not covered by insurance, which had or is reasonably expected to have a Material Adverse Effect upon the Company, or suffered any extraordinary Losses or waived any rights of substantial value, whether or not in the ordinary course of business;

         (g)......increased the rate of compensation payable or to become payable by it to any of its officers, directors or employees over the rate being paid to them as of December 31, 2003, or agreed so to do, except general hourly rate increases and normal merit increases in each case in the ordinary course of business and consistent with past practices;

         (h)......made or agreed to make any payment of any bonus or special compensation of any kind to any officer, director or employee, other than in the ordinary course of business consistent with past practices;

         (i)......directly or indirectly paid or entered into a Contract to pay any severance or termination pay to any officer, director or employee;

         (j)......terminated or amended any material Contract, License or other instrument to which it is a party or suffered any loss or termination (or, to Seller's knowledge, threatened loss or termination) of any Large Customer or Large Supplier;

         (k)......through negotiation or otherwise, entered into or made any commitment or incurred any Liability, whether or not enforceable, to any labor organization;

         (l)......introduced any new method of management or operation that has had or is reasonably likely to have a Material Adverse Effect upon the Company;

         (m)......changed any of the accounting principles followed by it or the methods of applying such principles, other than as required by GAAP;

         (n)......reclassified its shares of capital stock into a different number of shares;

         (o)......made or agreed to make any charitable contributions;

         (p)......offered or extended (except for immaterial variances) more favorable prices, discounts or advertising, promotional, display or other allowances than were previously offered or extended during the 24 months prior to the date hereof;

         (q)......made or approved the making of any single capital expenditure exceeding $100,000 or any capital expenditures exceeding $500,000 in the aggregate;

         (r)......paid or agreed to pay any service charges, interest charges or investment charges or similar fees to any stockholder or any Affiliate of any stockholder;

         (s)......entered into any other transaction, or incurred or agreed to incur any expense, other than in the ordinary course of business and consistent with past practices; or

         (t)......suffered or experienced any other event or condition which could reasonably be expected to have a Material Adverse Effect upon the Company.

         2.11 Indebtedness. Schedule 2.11 lists all Indebtedness for Money Borrowed of the Company, setting forth as to each item the principal amount outstanding, the per annum interest rate and the maturity date. All such Indebtedness for Money Borrowed is reflected on the Financial Statements in accordance with GAAP, and the Company is not in Default under any of the terms or conditions set forth in any document or other instrument governing such Indebtedness for Money Borrowed. Except as set forth on Schedule 2.11, (i) all such Indebtedness for Money Borrowed is prepayable at any time without penalty or premium at the option of the Company and (ii) the transactions contemplated in this Agreement will not result in any penalty or incurrence of any additional obligation or change of any terms with respect to any such Indebtedness. Except as disclosed on Schedule 2.11, the Company does not have any Liabilities or Indebtedness to Seller or any Affiliate of Seller.

         2.12 Tax Matters. Except as set forth on Schedule 2.12:

         (a)......Schedule 2.12 (i) lists the fiscal years and periods through which the Company has filed federal and state income Tax returns (or in which the Company has been included in a consolidated tax return with Seller or Seller's Affiliates), (ii) states whether the returns for such years and periods have been examined by the applicable taxing authority, (iii) states whether there are any deficiencies that have been proposed as a result of such examinations and whether such deficiencies have been paid or settled, and (iv) lists any powers of attorney given by the Company empowering any Person to act on behalf of the Company in connection therewith. The Company has not received notice of any Tax claim or any proposed assessment by any taxing authority. The Company is not presently under audit with respect to any fiscal year or period; and the Company has not received notice of any contemplated investigation or audit by any taxing authority concerning any fiscal year or period ended prior to the date hereof.

         (b)......As of the date hereof, the Company has filed, and as of the
Closing Date will have filed, all Tax returns required to be filed on or prior to the Closing Date, taking into account any extensions of the filing deadlines which have been validly granted to the Company, and such returns are and will be true and correct in all material respects and properly reflect the Tax liabilities of the Company for the periods, property or events covered thereby, and the Company has paid, or by the Closing Date will have paid, all Taxes that have become or are due with respect to any period ended on or prior to the Closing Date whether shown on such returns or not.

         (c)......Provision has been made in the Financial Statements for all accrued Tax liabilities not required to be paid prior to the date of such Financial Statements and for all current and deferred Taxes.

         (d)......The Company has withheld or collected from each payment made to each of its employees the amount of all Taxes required to be withheld or collected therefrom and the Company paid the same to the proper Tax depositories or collecting authorities.

         (e)......All ad valorem property Taxes for years prior to 2004 imposed on the Company or its assets and each of its predecessors or their assets have been paid in full.

         (f)......The Company has not waived any statute of limitations in respect of Taxes or agreed to a Tax assessment or deficiency.

         (g)......The Company is a member of an affiliated group (within the meaning of Section 1504 of the Code) that files consolidated Federal income tax returns and of which CII is the common parent. The Company and CII have the right to make and file the Section 338(h)(10) election described in Section 4.19 hereof.

         2.13 Real Property.

         (a).....Schedule 2.13(a) contains a list and description of all of the
Company's Owned Real Property. Except as disclosed on Schedule 2.13(a), the Company has good and marketable title to all of the Owned Real Property, free and clear of all Liens other than Permitted Liens. Copies of all documents evidencing any Liens upon the Owned Real Property and copies of all title insurance policies previously issued to the Company with respect thereto have been provided to Purchaser. Seller warrants that, at the Closing, all such Liens disclosed on Schedule 2.13(a) shall have been released and that the Company's assets will be free and clear of all such Liens.


         (b)......Schedule 2.13(b) contains a list and description of all of the
Company's Leased Real Property. Each Contract governing the Company's Leased Real Property is listed and described on Schedule 2.13(b). Each such Contract is in full force and effect on the date hereof and will be in full force and effect on the Closing Date. No Default under any of the terms or conditions set forth in any of such Contracts has occurred or been asserted by any party thereto. The continuation, validity and effectiveness of such Contracts will not be adversely affected by Seller's performance of its obligations under this Agreement. Except as set forth on Schedule 2.13(b), the Company is not the lessor or sub-lessor of any Real Property.

         (c)......All Improvements on the Real Property owned by, leased to, or used by the Company substantially conform to all applicable state and local Laws, zoning and building ordinances and health and safety ordinances in all material respects. Such Real Property is zoned for the various purposes for which the Real Property and Improvements thereon are presently being used, and, to Seller's knowledge, no such present use violates any applicable zoning laws or building, health and safety ordinances or permits or certificates of occupancy issued with respect to such Real Property or the Improvements thereon.

         (d)......Each of the Improvements on the Real Property is in good condition and repair, reasonable wear and tear excepted.

         (e)......Any and all rights and easements for public vehicular ingress to and egress from (including curb cut rights from all adjacent public streets) the Company's Real Property necessary for the Company to conduct its business as currently conducted are available to the Real Property. To Seller's Knowledge, there are no facts or circumstances that could reasonably be expected to have a Material Adverse Effect on any such rights of ingress and egress, and there is no pending or, to Seller's Knowledge, threatened denial, revocation, modification or restriction of such access.

         (f)......All public and private utilities required for the operation of the Company's Real Property and the Company's business either enter the Real Property through adjoining public streets or, if they enter through adjoining private land, do so in accordance with valid recorded public or private easements; and all of such public and private utilities are installed and operating.

         (g)......No zoning or similar land use restrictions are currently in effect or, to Seller's Knowledge, proposed by any Governmental Authority that would impair the operation of the Company's business as currently conducted or which would impair the use, occupancy and enjoyment of any of the Company's Real Property in any material respect. To the Knowledge of Seller, all of the Company's Real Property is in material compliance with all applicable zoning or similar land use restrictions of all Governmental Authorities having jurisdiction thereof and with all recorded restrictions, covenants and conditions affecting any of the Company's Real Property. The Company has not received any notice from any Person with regard to (i) encroachments on or off the Company's Real Property, (ii) violations of building codes, zoning regulations, subdivision covenants, or (iii) material defects in the good, valid and marketable title of the Company's Real Property.

         (h)......There are no Persons in possession of the Company's Real
Property or any part thereof other than the Company.

         (i)......No claim or right of adverse possession by any Third Party has been claimed or, to Seller's Knowledge, threatened with respect to the Company's Real Property. No portion of the Company's Real Property is subject to any Order for its sale, condemnation, expropriation or taking (by eminent domain or otherwise) by any Governmental Authority, and no such sale, condemnation, expropriation or taking been proposed or, to Seller's Knowledge, threatened.

         2.14 Personal Property.

         (a)......Schedule 2.14(a) contains a list of each item of the Company's
Owned Personal Property, except for items having a fair market value of less than $5,000. Said Schedule 2.14(a) also sets forth a listing of any Liens attached to such Owned Personal Property.

         (b)......Schedule 2.14(b) contains a list of all of the Company's
Leased Personal Property (except miscellaneous leases of office equipment having an aggregate value if capitalized of less than $50,000). Each of the Company's Contracts relating to its Leased Personal Property is identified and described on Schedule 2.14(b) and each such Contract is in full force and effect on the date hereof and will be in full force and effect on the Closing Date. No Default under any of the terms and conditions set forth in any such Contract has occurred or been asserted by any Person. The continuation, validity and effectiveness of the Contracts set forth in Schedule 2.14(b) will not be adversely affected by Seller's performance of its obligations under this Agreement. The Company is not the lessor or sub-lessor of any Personal Property.

         (c)......All of the Company's Owned Personal Property and Leased
Personal Property is in good operating condition, ordinary wear and tear excepted, and is in a state of reasonable maintenance and repair. The Company's Owned Personal Property and Leased Personal Property is considered by the Company adequate and usable for the continued operation of the Company's business as the same is presently conducted.

         2.15 Intellectual Property.

         (a)......Schedule 2.15 contains a list of all items of Intellectual
Property owned by, leased to, or used by the Company, and sets forth, as to each such item, (i) whether such item is owned by the Company or licensed by another Person to the Company and (ii) if licensed (A) whether such License is paid up or is subject to a royalty or fee and (B) the duration of such License. All patents, trademarks, trade names, service marks, assumed names, and copyrights and all registrations thereof included in the Company's Intellectual Property are, to Seller's Knowledge, valid, subsisting and in full force and effect. To Seller's Knowledge, the Company owns or has a valid and subsisting paid-up License to all Intellectual Property that is necessary to enable the Company to conduct its business as presently conducted. All material Licenses included in the Company's Intellectual Property are in full force and effect, are not in Default, and constitute legal, valid and binding obligations of the respective parties thereto, enforceable against such parties in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by the availability of equitable remedies. Seller's performance of its obligations hereunder will not alter or impair any material Intellectual Property rights of the Company or result in a Default under any material License to any such Intellectual Property. Except as set forth in Schedule 2.15, the Company has not incurred any Liability to make any payments for royalties, fees or otherwise to any Person in connection with any of the Company's Intellectual Property.

         (b)......To Seller's Knowledge, the Company has not violated, infringed upon, or unlawfully or wrongfully used the Intellectual Property of any other Person, and Seller has no Knowledge of any threat or allegation of any such violation, infringement, or unlawful or wrongful use having been made during the past three years. There is no reexamination procedure pending or threatened with respect to any of the Company's patents or other Intellectual Property. The Company has all right, title and interest in and to the Intellectual Property identified on Schedule 2.15 as being owned by the Company free and clear of any Liens other than Permitted Liens. To Seller's Knowledge, no Person is infringing upon, or violating any of the Company's rights to, the Company's Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect upon the Company.

         (c)......Expect as set forth on Schedule 2.15, no present or former
Affiliate, stockholder, officer, director, employee, agent, consultant or partner of the Company owns or has any proprietary, financial or other interest, direct or indirect, in any of the Company's Intellectual Property.

         2.16 Computer Software and Databases. Schedule 2.16 contains a list of all Computer Software and Databases (except for off-the-shelf Computer Software) owned by, licensed to, or used by, the Company, and sets forth as to each such item (i) whether such item is owned by the Company or licensed by another Person to the Company and (ii) if licensed (A) whether such License is paid-up or is subject to a royalty or fee and (B) the duration of such License. The Company has sufficient rights in all Computer Software and Databases that are necessary to enable the Company to conduct its business as currently conducted. To Seller's Knowledge, the Company's continued use of its Computer Software and the Databases after the Closing will not violate the rights of any other Person, and the Company has not received any communication from any Third Party alleging such a violation during the past three years. The Company has not sold, licensed, leased or otherwise transferred or granted any interest in or rights to any of the Computer Software and Databases.

         2.17 Intangible Property. Except as set forth in Schedule 2.15 (Intellectual Property) and Schedule 2.16 (Computer Software and Databases), the Company does not own any intangible property (including securities) material to its business or financial condition, except (i) the Company's customer, supplier and mailing lists, and (ii) any other intangible property reflected in the Financial Statements or in Schedule 2.17.

         2.18 Inventories.

         (a)......All items of Inventory of the Company consist of items of a quality, quantity and condition usable and saleable in the ordinary course of the Company's business without discount or reduction, and conform to generally accepted standards in the industry of which the Company is a part. The value of the Inventory reflected on the Company's December 31, 2003 balance sheet and on the Latest Balance Sheet, was, in each instance, (i) prepared from the Company's books and records in accordance with GAAP, (ii) not subject to any write-down or write-off in excess of the Inventory reserves stated in the Latest Balance Sheet and (iii) net of adequate reserves for damages, excess, slow moving, obsolete and unsalable items.

         (b)......Schedule 2.18 is a correct and complete list of all Contracts for the purchase of Inventory and the sale of finished goods. True and complete copies of all such contracts have been delivered to Purchaser. No such Contract commits the Company to purchase Inventory at a price in excess of the prevailing market price at the time that such Contract was entered into. No such Contract relating to the sale by the Company of finished goods would require the Company to sell finished goods at prices that are reasonably likely to result in a negative gross margin with respect to such Contract.

         2.19 Insurance. All of the properties and business of the Company of an insurable nature are insured in such amounts and against such Losses, casualties or risks as are (i) usual and customary for companies engaged in businesses similar to the Company's business, (ii) required by any applicable Law, or (iii) required by any Contract binding upon the Company. Schedule 2.19 contains a list of all insurance policies held by the Company and in force on the date hereof (including, without limitation, fire, property damage, public liability, worker's compensation, fidelity bond, errors and omissions, theft, forgery and other coverage), and indicates the name of the insurer, the nature of each policy, the risks covered thereby, the amount of the premiums and the term of the policy. All such policies are in full force and effect and enforceable in accordance with their terms, and the Company is not in Default of any provision of any such policy, including, without limitation failure to make timely payment of all premiums due thereon. The Company has not been refused or denied any insurance coverage for which it has applied (including renewal of current insurance coverage).

         2.20 Bonds, Letters of Credit, Etc. Schedule 2.20 contains (i) a list of all bonds (whether those denominated as bid, litigation, performance, fidelity, AD&D, or otherwise), letters of credit, and similar instruments issued by the Company or others for the benefit of the Company in force or outstanding ("Performance Bonds") and (ii) a summary of the terms, amount, cost and reason for issuance of each such Performance Bond. True and complete copies of these Performance Bonds have been delivered to Purchaser by the Company on or before the date of this Agreement. The Performance Bonds listed on Schedule 2.20 satisfy in all material respects all requirements for such Performance Bonds set forth in (i) any Law applicable to the Company or its business and (ii) any Contract of the Company. All such Performance Bonds are in full force and effect and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by the availability of equitable remedies. Neither the Company nor, to the Knowledge of Seller, any other party thereto, is in Default regarding the provisions of any Performance Bond, including the failure to make timely payment of all premiums and fees due thereon; and the Company has not failed to give any notice or present any claim under or with respect to any such Performance Bond in a due and timely fashion.

         2.21 Licenses; Compliance with Laws.

         (a)......Schedule 2.21 contains a complete list of Licenses necessary for the ownership of the Company's assets and the conduct of its business. The Company is in compliance with all Laws, Licenses and Orders applicable to, required of, or binding on the Company, its assets or its business, other than any non-compliance that would not reasonably be expected to have a Material Adverse Effect upon the Company, and Seller has no Knowledge of any basis for any claim of current or past material non-compliance or Default with any such Law, License or Order. Since January 1, 2002, no notice from any Governmental Authority with respect to any failure or alleged failure of the Company, its assets or its business to comply with any Law, License or Order has been received by the Company, nor, to Seller's Knowledge, has any such notice been proposed or threatened.

         (b)......All Licenses necessary for the ownership of the Company's assets and the conduct of its business are renewable in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of the Company's Licenses will be adversely affected by Seller's performance of its obligations hereunder.

         (c)......Seller has no Knowledge of capital expenditures in excess of
$50,000 in the aggregate that are, or will be, required to be made by the Company in order to effect compliance with any Law applicable to the Company, its assets or its business as now conducted or any Contract of the Company.

         (d)......The Company has not been debarred or otherwise prohibited from doing business with any Governmental Authority.

         2.22 Environmental. Except as set forth in Schedule 2.22:

         (a)......There are no Environmental Claims pending or, to Seller's
Knowledge, threatened against or affecting the Company with respect to (i) the ownership, use, condition or operation of the Company, its assets or its business, or (ii) any violation or alleged violation of any Environmental Law or any Order related to Environmental Matters. There are no existing violations of
(i) any Environmental Law, or (ii) any Order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Company's business, its assets or any asset formerly held for use or sale by the Company. To Seller's Knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including any Environmental Matter, that could form the basis of (i) any Environmental Claim against the Company, or (ii) any Litigation against any Person whose Liability (or any portion thereof) for Environmental Matters or violation of Environmental Laws the Company has or may have retained or assumed, either contractually or by operation of law. Neither the Company nor anyone known to the Company has used any assets of the Company for the handling, treatment, storage, shipment, or disposal of any Hazardous Substances in violation of any applicable Law. Neither the disclosure of facts in Schedule 2.22 nor the fact that any representation or warranty contained herein is qualified by reference to Seller's Knowledge shall relieve Seller of any obligation under clause (vii) of Section 7.2 of this Agreement.

         (b)......To Seller's Knowledge, no release, discharge, spillage or disposal of any Hazardous Substances has occurred or is occurring at, or with respect to, any Real Property of the Company in violation of any Environmental Law.

         (c)......To Seller's Knowledge, no soil or water in, under or adjacent to any assets or premises of the Company or formerly held for use or sale by the Company has been contaminated by any Hazardous Substance while or before such assets or premises were owned, leased, operated or managed, directly or indirectly, by the Company in a manner that would require remediation under any applicable Environmental Law.

         (d)......To Seller's Knowledge, all waste containing any Hazardous
Substances generated, used, handled, stored, treated or disposed of by the Company has been released or disposed of in compliance with all applicable reporting requirements under any Environmental Laws, and Seller has no Knowledge of any Environmental Claim with respect to any such release or disposal.

         (e)......All underground tanks and other underground storage facilities presently or previously located upon any Real Property owned, leased, operated or managed by the Company or any such tanks or facilities located upon any such Real Property while such Real Property was owned, leased, operated, or managed by the Company are listed, together with the capacity and contents (former and current) of each such tank or facility, on Schedule 2.22. To Seller's Knowledge, none of such underground tanks or facilities is leaking or has ever leaked.

         (f)......To Seller's Knowledge, the Company has complied with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Substances.

         (g)......To Seller's Knowledge, no Improvement on any Real Property
owned, leased, operated or managed by the Company contains any asbestos-containing materials.

         (i)......Without limiting the generality of any of the foregoing, (i)
all on-site and off-site locations where the Company or, to Seller's Knowledge, any of its predecessors, has stored, disposed or arranged for the disposal of Hazardous Substances are identified in Schedule 2.22 and (ii) no polychlorinated biphenyls (PCB's) are being or have been used or stored on any Real Property owned, leased, operated or managed by the Company or any of its predecessors.

         (j)......Schedule 2.23A is a complete and correct list of (i) all environmental surveys, assessments and other tests analyses that either Seller, CII, or the Company has in its possession (of which such entities have Knowledge) that have, at any time, been prepared with respect to the Long Beach Facility, (ii) all notices of violations or other demands or correspondence that Seller, CII, or Alflex have received from any Governmental Authority with respect to any violations or alleged violations of Environmental Matters or Environmental Laws, and (iii) copies of internal memoranda or reports that have been prepared assessing the scope or nature of any such Environmental Matters or violations of Environmental Laws. Seller has delivered true and complete copies of all documents referred to in the preceding sentence.

         2.23 Litigation and Claims. Except as disclosed on Schedule 2.23 and except as would not reasonably be expected to have a Material Adverse Effect upon the Company:

         (a)......there is no Litigation pending or, to the Seller's Knowledge, threatened against the Company, and Seller has no Knowledge of any basis for such Litigation; and

         (b)......there are no pending or, to the Seller's Knowledge, threatened investigations or inquiries regarding the Company, its assets or its business by or before any Governmental Authority. Schedule 2.23 describes all inspection reports, questionnaires, inquiries, demands, requests for information, and claims of violations or noncompliance with any Law received by the Company from any Governmental Authority since January 1, 2002 and all written statements or responses of the Company with respect thereto.

         2.24 Employee Benefits.

         (a) Schedule 2.24(a) contains a complete list of all Company Plans. Except as disclosed on Schedule 2.24(a), there are no other material benefits to which any Company Employee is entitled or Employee Plans for which the Company has any obligation or Liability or for which the Company or Purchaser will have any obligation or Liability after the Closing Date.

         (b) The Company has made available to Purchaser with respect to each Company Plan listed on Schedule 2.24(a) correct and complete copies of the current plan documents, including all amendments.

         (c) Except as set forth on Schedule 2.24(c), no Company Plan is, and the Company does not currently maintain, contribute to or participate in, nor does the Company have any obligation to maintain, contribute to or otherwise participate in or have any Liability or other obligation under a (i) "multiemployer plan" (within the meaning of section 3(37) of ERISA), (ii) "multiple employer plan" (within the meaning of section 413(c) of the Code),
(iii) "multiple employer welfare arrangement" (within the meaning of section 3(40) of ERISA), or (iv) plan that is subject to the provisions of Title IV of ERISA. Neither the Company nor any ERISA Affiliate has withdrawn (in full or in part) or announced its intention to withdraw but has not completed its withdrawal from any multiemployer or multiple employer plan with respect to which the Company has any existing Liability. The Company is not liable for any contribution, Tax, Lien, penalty, cost, interest, claim, loss, action, suit, damage, cost, assessment or other Liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Plan maintained, sponsored or contributed to by such ERISA Affiliate, including withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, Liabilities to the PBGC or Liabilities under section 412 of the Code or section 302(a)(2) of ERISA.

         (d) Schedule 2.24(d) lists the name of each Company Employee who is on a leave of absence (whether or not pursuant to FMLA) and is receiving or entitled to receive health coverage under an Employee Plan, whether pursuant to FMLA, COBRA or otherwise.

         (e) With respect to each Company Plan and except as otherwise set forth in Schedule 2.24(e):

         (i) each Company Plan described in section 3(2) of ERISA qualifies under section 401(a) of the Code and has received a determination letter or is entitled to rely on an opinion letter from the IRS to the effect that it is qualified under section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under section 501 of the Code, and nothing has occurred or is expected to occur that has caused or would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any penalty or Tax;

         (ii) all amendments required to bring the Company Plan into conformity with applicable law, including ERISA and the Code, have been timely adopted;

         (iii) the Company Plan complies in all material respects with and has been maintained and operated substantially in accordance with its terms and the terms and provisions of applicable Law, including ERISA and the Code, and the Company has performed all obligations required to be performed by it with respect to the foregoing on a timely basis;

         (iv) other than claims for benefits arising in the ordinary course of the operation and administration of the Company Plan, no material claims, investigations, lawsuits, arbitrations or other controversies are pending or, to Seller's Knowledge, threatened against any Company Plan or, to Seller's Knowledge, any trustee, fiduciary, custodian, administrator or other Person holding or controlling assets of any Company Plan, and, to Seller's Knowledge, no basis for any such claim exists;

         (v) no "prohibited transaction" (within the meaning of section 4975 of the Code and section 406 of ERISA) has occurred with respect to the Company Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") that has subjected or is reasonably expected to subject the Company, or any officer, director or employee of the Company to a material Tax or penalty pursuant to section 502 of ERISA or section 4975 of the Code or any other material Liability with respect thereto;

         (vi) To Seller's Knowledge, the Company Plan is not under audit or investigation by the IRS, the DOL or any other Governmental Authority nor is it the subject of a voluntary compliance, amnesty, closing agreement or other similar program, and no completed audit, compliance filing or closing agreement has resulted in the imposition of any material Tax, interest or penalty that has not been satisfied; and

         (vii) if the Employee Plan purports to be a VEBA, a request for a determination letter for the VEBA has been submitted to and approved by the IRS that it is exempt from federal income tax under section 501(c)(9) of the Code, and nothing has occurred or is expected to occur that caused or would cause the loss of such qualification or exemption or the imposition of any Tax, interest or penalty with respect thereto.

         (f) All payments by the Company or any ERISA Affiliate required by any Company Plan, any collective bargaining agreement or by Law (including all contributions, insurance premiums, premiums due to the PBGC or intercompany charges) have been timely made.

         (g) The Company is not subject to any Lien or excise or other Taxes under ERISA, the Code or other Law applicable to any Company Plan.

         (h) The sale of the Purchased Shares by Seller to Purchaser will not give rise to any Liability on behalf of the Company or Purchaser for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Company Employee.

         (i) Except as provided in Schedule 2.24(i), no Company Plan provides for any benefits (other than under COBRA, the Federal Social Security Act or any Company Plan qualified under section 401(a) of the Code) to any Company Employee who, at the time the benefit is to be provided, is a former director, officer or employee of, or other provider of services to the Company or an ERISA Affiliate (or a beneficiary of any such person), nor have any representations, agreements, covenants or commitments been made to provide such benefits to any such person.

         (j) The Company has no Liability arising from the recharacterization under applicable Laws of any Person engaged by the Company or an ERISA Affiliate as an independent contractor, leased employee or similar service provider as an employee of the Company or any ERISA Affiliate.

         2.25 Contracts.

         (a)......Description.

         (i) Real Property. Schedule 2.25(a)(i) lists all Contracts affecting or relating to the Company's Real Property, other than (A) Contracts affecting or relating to the Company's Real Property which either (I) are terminable by the Company upon no more than 30 days notice with no obligation on the Company's behalf, or (II) do not involve the payment by the Company of more than $12,000 per year or (B) Contracts evidencing Liens, which are disclosed on Schedule 2.13(a), and Contracts for Leased Real Property, which are disclosed on Schedule 2.13(b).

         (ii) Personal Property. Schedule 2.25(a)(ii) lists all Contracts affecting or relating to the Company's Personal Property, other than (A) Contracts affecting or relating to the Company's Personal Property which either
(I) are terminable by the Company upon no more than 30 days notice with no obligation on the Company's behalf, or (II) do not involve the payment by the Company of more than $12,000 per year or (B) Contracts evidencing Liens, which are disclosed on Schedule 2.14(a) and Contracts for Leased Personal Property, which are disclosed on Schedule 2.13(b).

         (iii) Purchase Orders. Schedule 2.25(a)(iii) lists all outstanding Contracts binding upon the Company which relate to the acquisition of goods, services or capital assets, other than those (A) pursuant to which the Company is obligated to pay less than $12,000 or (B) which are terminable by the Company upon no more than 30 days notice with no obligation on the Company's behalf. All such Contracts were executed in the ordinary course of business consistent with past practice by the Company.

         (iv) Sales. Schedule 2.25(a)(iv) lists all Contracts for the sale, production or supply of goods, services, or capital assets by the Company, other than those (A) pursuant to which the amount remaining to be paid to the Company is less than $50,000 or (B) which are terminable by the Company on no more than 30 days notice with no obligation on the Company's behalf. To Seller's Knowledge, all products sold or delivered in connection with such Contracts have been in material conformity with such Contracts. All sales made to customers since January 1, 2002 have arisen as a result of bona fide sales transactions involving the delivery of goods, the performance of services or other business transactions engaged in or entered into by the Company in the ordinary course of business consistent with past practices. All sales reflected on the Financial Statements have been recorded in accordance with GAAP consistently applied throughout the periods presented. All such sales have been made to Persons who, at the time of such sales, were in the Company's reasonable discretion creditworthy entities. No deliveries of products on consignment have been recorded as sales on the Financial Statements.

         (v) Employment; Other Affiliate Contracts. Schedule 2.25(a)(v) lists all Contracts (including employment, non-competition and loan agreements) with
(I) any current or former employee, officer or director of the Company (or any Related Person to any such individual); (II) any professional currently retained or employed by the Company, including attorneys, accountants, consultants and contractors; and (III) any agent, sales representative, distributor, dealer or Affiliate of the Company.

         (vi) Other Contracts. Schedule 2.25(a)(vi) lists any other Contract of the Company, which is not terminable by the Company on no more than 30 days notice with no obligation on the Company's behalf and which: (A) provides for monthly payments by or to the Company in excess of $1,000, (B) provides for payments by or to the Company in any calendar year exceeding $12,000, (C) evidences, creates, guarantees or services Indebtedness for Money Borrowed, or
(D) provides for the guarantee or endorsement of the Liabilities of any other Person.

         (b)......No Default. Except as would not reasonably be expected to have a Material Adverse Effect upon the Company, neither the Company nor, to Seller's Knowledge, any other Person is in Default under any of the Contracts referred to or described in this Section 2.25 (the "Listed Contracts"), and, to Seller's Knowledge, there is no basis for any claim of Default under any such Listed Contract.

         (c)......Assurances. Except as set forth on Schedule 2.25(c), (i) each
Listed Contract is in full force and effect and valid, binding and enforceable against the Company and, to the Knowledge of Seller, the other party or parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by the availability of equitable remedies, (ii) the continuation, validity and effectiveness of each Listed Contract will not be adversely affected by Seller's performance of its obligations under this Agreement or the Other Agreements,
(iii) no Listed Contract requires the consent of any party thereto as a result of the change in control of the Company will be terminable by any party as a result of such change in control, and (iv) the Company is not a party to or bound by any Contract or Contracts that, either separately or in the aggregate, has or will have a Material Adverse Effect upon the Company.

         2.26 Suppliers and Customers. Schedule 2.26(a) sets forth a list of the 20 largest suppliers to whom payments were made for the Company's fiscal year ended December 31, 2003 (the "Large Suppliers") and the percentage of the Company's cost of goods sold purchased from each such Large Supplier for the fiscal year ended December 31, 2003. Except as reflected in Schedule 2.26(a), no supplier is a sole source of supply of any good or service to the Company.
Schedule 2.26(b) sets forth a list of the 20 largest customers (determined by gross sales revenue) from whom payments were received for the Company's fiscal year ended December 31, 2003 (the "Large Customers") and the percentage of the Company's gross sales made to each of such Large Customers for the fiscal year ended December 31, 2003. The relationships of the Company with its Large Suppliers and Large Customers are good commercial working relationships and, except as set forth on Schedule 2.26(a) or (b), respectively, neither any of the Large Suppliers nor any of the Large Customers, has terminated, threatened to terminate or otherwise adversely modify, its relationship with the Company. The consummation of the transactions contemplated by this Agreement will not, to Seller's Knowledge, adversely affect the relationship between the Company and any of the Large Suppliers or any of the Large Customers; provided, however, that the foregoing specifically excludes any effect resulting from acts or omissions of the Purchaser after the Closing.

         2.27 Labor Matters. Schedule 2.27 contains a list of all employees whose direct annual compensation exceeds $40,000. Except as disclosed on
Schedule 2.25(a)(v), the employment of all employees of the Company is terminable at will by the Company without any penalty or severance obligation incurred by the Company. No unpaid salary, other than for the immediately preceding pay period and other than pursuant to any existing deferred compensation plans of the Company (copies of which have been delivered to Purchaser), is now, or will be on or after the Closing, payable to any of such officers, directors or employees. Except as set forth on Schedule 2.27, the Company is not a party to any union agreement or collective bargaining agreement, and there are no work rules or practices agreed to between the Company, on the one hand, and any labor organization or employee association, on the other hand. No attempt to organize any of the employees of the Company has been made, proposed or threatened within the last five years. No labor strike, dispute, slowdown, stoppage or lockout is pending or, to Seller's Knowledge, threatened against or affecting the Company, its assets or its business, and during the past five years there has not been any such action. No unfair labor practice charge or complaint against the Company is pending or, to Seller's Knowledge, threatened before the National Labor Relations Board or any similar Governmental Authority. Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), the Company has not effectuated
(i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company engaged in layoffs or employment terminations sufficient in number to trigger application of any similar applicable state or local Law. Except as set forth in Schedule 2.27, none of the Company's employees has suffered an "employment loss" (as defined in the WARN Act) since June 30, 2003.

         2.28 Brokers and Finders. No finder, agent, broker or other Person acting pursuant to authority of the Company or Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement and the Other Agreements.

         2.29 Officers, Directors and Bank Accounts.

         (a)......Schedule 2.29(a) lists the names of all directors and officers of the Company.

         (b)......Schedule 2.29(b) lists the name and location of each bank or other institution in which the Company has any deposit account or safe deposit box, all account numbers, and the names of all Persons authorized to act in connection therewith.

         2.30 Compliance with the Immigration Reform and Control Act. The Company is in material compliance with and has not violated the terms and provisions of applicable Laws relating to immigration, including the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (collectively, the "Immigration Laws"). With respect to each employee of the Company for whom compliance with the Immigration Laws by an employer is required, the Company has supplied to Purchaser such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers which are retained with the Form I-9 by the employer pursuant to the Immigration Laws. Since January 1, 2002, the Company has not been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or threatened.

         2.31 Interested Transactions. Except as set forth in Schedule 2.31, the Company is not a party to any Contract, loan, or other transaction with any officer, director, employee or Affiliate of the Company or any Person who is a Related Person to any such officer, director, employee or Affiliate. Each item listed on Schedule 2.31 was negotiated on an arm's length basis, contains pricing terms that reflected fair market value at the time entered into, and otherwise contains terms and conditions comparable to those customarily contained in similar transactions between unrelated parties. Except as described in Schedule 2.31, none of the Persons described in the first sentence of this Section owns, or during the last three years has owned, directly or indirectly, beneficially or legally (individually or in the aggregate), five percent (5%) or more of the equity or voting interests of any Person that competes with the Company or its business.

         2.32 Schedules. Matters disclosed on each Schedule shall be deemed disclosed only for purposes of the matters to be disclosed on such Schedule and shall not be deemed to be disclosed for any other purpose unless expressly provided therein. The disclosure of any matter on a Schedule shall not be deemed to imply that such matter was required to be disclosed on such Schedule.

         2.33 Disclosure; Statements True and Correct. No written representation or warranty (as the same may be updated pursuant to any supplements to the Schedules delivered pursuant to Section 4.6 hereto) made to Purchaser by Seller, nor any certificate or instrument furnished or to be furnished to Purchaser by Seller or CII pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. Purchaser acknowledges that neither Seller, the Company nor any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company, except as expressly set forth in this Agreement.

ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As a further inducement to cause Seller to sell the Purchased Shares to Purchaser and to perform Seller's other obligations hereunder, Purchaser hereby represents and warrants to Seller that:

         3.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to carry on its business and to own, lease and operate its assets.

         3.2 Authority and Binding Effect. Purchaser has the full power and authority necessary to enter into and perform its obligations under this Agreement and the Other Agreements to which it is a party and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Other Agreements to which Purchaser is a party have been duly approved by all necessary action of the board of directors of Purchaser. This Agreement has been, and the Other Agreements to which Purchaser is a party will be, duly executed and delivered by Purchaser and each constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by the availability of equitable remedies.

         3.3 Validity of Contemplated Transactions; Restrictions. Neither the execution and delivery of this Agreement and the Other Agreements to which Purchaser is a party by Purchaser, nor the performance by Purchaser of the transactions contemplated hereby or thereby, will (a) violate any provision of Purchaser's Certificate of Incorporation or Bylaws, (b) violate any Law or Order to which Purchaser is subject, (c) result in a breach of, or constitute a Default under, or require the consent or approval of any party to, any Contract or License to which Purchaser is a party or by which Purchaser is bound, or (d) result in the creation of any Lien upon any of Purchaser's assets.

         3.4 Brokers and Finders. No finder or any agent, broker or other Person acting pursuant to authority of Purchaser is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement and the Other Agreements.

         3.5 Financing. Purchaser has available to it, either in the form of cash-on-hand or borrowing facilities with unconditional availability on not less than three days notice, cash in an amount in excess of the Purchase Price.

         3.6 Statements True and Correct. No written representation or warranty made to Seller by Purchaser, nor any certificate or instrument furnished or to be furnished by Purchaser to Seller pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.


ARTICLE 4
                     COVENANTS AND ADDITIONAL AGREEMENTS OF
                              SELLER AND PURCHASER

         4.1 Operation of Business Pending Closing. From and after the date hereof and prior to the Closing Date, other than as described on Schedule 4.1, except with the prior written consent of Purchaser and except as necessary to effect the transactions contemplated by this Agreement, Seller shall cause the Company to:

         (a) conduct its business in substantially the same manner as presently conducted and refrain from (i) entering into any transaction or Contract which is not in the ordinary course of business and consistent with past practice, and
(ii) making changes in its methods of management, marketing or operations;

         (b) consult with Purchaser prior to undertaking any new business opportunity not in the ordinary course of business and consistent with past practice, and not undertake such new business opportunity without the prior written consent of Purchaser;

         (c) confer on a regular and frequent basis with one or more designated representatives of Purchaser to report material operational matters and to report the general status of ongoing operations;

         (d) notify Purchaser of any unexpected emergency or other change in the normal course of the Company's business or in the operation of its properties, and of any governmental complaints, investigations, hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any material property of the Company, and keep Purchaser fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith;

         (e) not enter into any new employment Contract or, except in the ordinary course of business, and consistent with past practice, any commitment to employees (including any commitment to pay retirement or other benefits);

         (f) not increase the compensation (including fringe benefits) payable or to become payable to any officer, director or employee of the Company, except general hourly rate increases and normal merit increases for employees (other than officers) made in the ordinary course of business and consistent with past practice;

         (g) not change the banking or safe deposit arrangements of the Company, except for the deposit and withdrawal of funds in the ordinary course of business;

         (h) (i) not create or incur any Indebtedness for Money Borrowed, (ii) not create or incur any other Indebtedness, except in the ordinary course of business, (iii) not enter into or terminate any lease of Real Property, or (iv) not create any Lien on any of its assets other than Permitted Liens;

         (i) not redeem, purchase or otherwise acquire any shares of Common Stock or split, combine or otherwise similarly change the outstanding shares of Common Stock, or authorize the creation or issuance of or issue or sell any shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or give any Person any right to acquire from it, any shares of its capital stock;

         (j) not make or commit to make any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate, or enter into any lease of capital equipment as lessee or lessor;

         (k) not sell any asset or make any commitment relating to the sale of its assets other than in the ordinary course;

         (l) not make any changes in the accounting methods or practices of the Company, except for changes in its accounting methods or practices that may be necessary or appropriate as a result of changes in applicable accounting principles or Laws;

         (m) not take any action, or omit to take any action, which would cause the representations and warranties contained in Article 2 hereof to be untrue or incorrect in any material respect at Closing; and

         (n) not make any agreement or commitment which will result in or cause to occur a violation of any of the items contained in paragraphs (a) through
(m).

         4.2 Right of Access. From and after the date hereof, subject to applicable Laws, Seller shall cause the Company, at reasonable times upon reasonable notice (i) to give to Purchaser and its representatives full access to the Company's assets and Contracts and accounting, financial, legal, and other business information; (ii) to arrange for Purchaser and its representatives to have the opportunity to consult with the Company's officers, directors, employees, attorneys, accountants and other agents; (iii) to instruct such individuals to cooperate fully with Purchaser and its designees; and (iv) to permit Purchaser and its designees to make copies of any of the records referred to above. Seller and Purchaser agree to cooperate in good faith with each other and to take such actions as may be reasonably necessary and appropriate to effect an orderly transition of the ownership of the Company from Seller to Purchaser.

         4.3 Relationships with Employees and Customers. At all times prior to the Closing Date, Seller shall cause the Company to use its reasonable commercial efforts to (i) preserve its business organization intact, (ii) keep available to the Company its present key officers and employees (except Terminated Employees), and (iii) preserve the present relationships of the Company with its suppliers and customers and others having business relationships with the Company.

         4.4 Confidentiality. Each party hereto agrees that, for a period of three years from and after the date hereof, it will not, and will use reasonable commercial efforts to ensure that its Affiliates will not, use (except as contemplated by this Agreement), or disclose to any other Person, any confidential or non-public information relating to the other party; provided, however, that the foregoing prohibitions shall not apply to (i) disclosures that are required by Law (including any rule or regulation of the SEC which may, in the written opinion of counsel to such party, require such disclosure) or by a Governmental Authority; (ii) information that is ascertainable or obtained from public or published information; (iii) information received from a Third Party not known to the disclosing party to be under an obligation to keep such information confidential; (iv) information independently developed by the disclosing party; or (v) information disclosed to or filed with any Person for the purpose of obtaining consents to, or the financing of, the transactions contemplated by this Agreement, including (A) filings pursuant to the HSR Act and (B) disclosures to Purchaser's lenders or lessors.

         4.5 Public Announcements. Neither Purchaser nor Seller shall make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, unless required by Law (including any rule or regulation of the SEC which may, in the written opinion of counsel to such party, require such disclosure) or judicial process (in which case notification shall be given to the other parties hereto prior to such disclosure).

         4.6 Schedules. Between the date hereof and the Closing Date, Seller shall have the continuing obligation to supplement any of the Schedules referred to in Article 2 hereof with respect to any matter arising after the date hereof that, if existing or occurring on the date hereof, would have been required to have been set forth or described in such Schedules. Purchaser shall have the right unilaterally to extend the Closing Date if necessary to permit Purchaser to have five Business Days to review such supplemented Schedules prior to the Closing Date. If, in Purchaser's reasonable determination, any such supplements reveal any Material Adverse Change with respect to the Company, or any condition or event which is reasonably expected to result in such a Material Adverse Change, Purchaser may terminate this Agreement in accordance with Section 8.1(d).

         4.7 Other Offers and Exclusive Dealing. Unless and until this Agreement is terminated prior to Closing pursuant to Article 8, Seller shall not (and shall cause the Company to not) directly or indirectly, through any officer, director, employee, agent or otherwise, (i) solicit, initiate, encourage or entertain submission of proposals or offers from any Person relating to (A) any purchase of the Purchased Shares or any portion thereof, (B) any merger or sale of substantial assets of the Company, or (C) any similar transaction involving Seller, (ii) participate in any discussions or negotiations regarding, furnish to any other Person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other Person to consummate any of the transactions described in clause (i) above, or (iii) approve or undertake any such transaction. Seller shall promptly communicate to Purchaser the terms of any such proposal or offer upon knowledge or receipt thereof or upon knowledge that such a proposal or offer is likely to be made.

         4.8 Certain Tax Matters.

         (a)......Seller shall cause all Tax Returns of the Company required to be filed on or before the Closing Date, taking into account any extensions of the filing deadlines granted to the Company that had not yet been filed prior to the date hereof (including those relating to periods after the Closing Date), to be prepared by the Company but not to be filed without prior examination by or on behalf of Purchaser. Seller agrees to use its reasonable commercial efforts to obtain all extensions of time from Governmental Authorities necessary to effect this provision. Further, subsequent to such examination by Purchaser, Seller shall cause the Company to file all Tax Returns required to be filed by it on or before the Closing Date and shall pay all Taxes shown as due and payable thereon.

         (b)......Subsequent to the Closing Date, Seller shall provide Purchaser and the Company with such assistance (including the provision of records) as may reasonably be requested by either of them in connection with (i) the preparation of any Tax Return, (ii) the response to any audit or other examination by any Governmental Authority, or (iii) any judicial or administrative proceeding relating to any Liability for Taxes.

         4.9 Consents and Approvals. Seller shall use its reasonable commercial efforts to cause the Company to obtain all waivers, consents and approvals of, and provide all notices to, all Persons whose waiver, consent or approval is required by any Contract, Order, Law or License relating to the Company in order to permit the parties to perform the transactions contemplated by this Agreement. All written waivers, consents and approvals obtained by, and all notices provided by, the Company shall be delivered to Purchaser at or before the Closing in form, scope and substance reasonably satisfactory to Purchaser.

         4.10 Supplying Financial Statements. Within 25 days following the end of each month, Seller shall cause the Company to deliver to Purchaser unaudited balance sheets of the Company as of the end of each calendar month ending subsequent to the date hereof and prior to the Closing Date and the related statements of income for each month then ended.

         4.11 Efforts to Cause Consummation of Transactions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to take, or cause to be taken, all commercially reasonable actions which may be necessary or appropriate to consummate the transactions contemplated by this Agreement and the Other Agreements and to satisfy the conditions precedent to Closing set forth in Articles 5 and 6 of this Agreement.

         4.12 Expenses.

         (a)......Except as provided in Section 4.12(b), the parties to this
Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants. In no event shall the Company be liable for the payment of any fees or expenses incurred by Seller in connection with the transactions contemplated hereby.

         (b)......Notwithstanding the foregoing, Seller and Purchaser shall share equally the filing fees required to be paid in connection with any necessary filings pursuant to the HSR Act.

         4.13 Delivery of Books and Records. At the Closing, Seller shall deliver or cause to be delivered to Purchaser all original documents, books and records relating to the Company. Seller may retain copies of any of the foregoing for its own use.

         4.14 Qualification and Corporate Existence. On the Closing Date, Seller shall deliver to Purchaser (i) a certificate of the Secretary of State of the State of Delaware, dated not more than ten days before the Closing Date, stating that the Company is a corporation in existence under the laws of such state and has paid all applicable Taxes due to such state; and (ii) certificates of the appropriate officials of the jurisdictions listed on Schedule 2.3(a), each dated not more than ten days before the Closing Date, stating that the Company is duly qualified and in good standing to transact business as a foreign corporation and has paid all applicable Taxes due in each such jurisdiction.

         4.15 Repayment of Debts to the Company. On or before the Closing Date,
(i) all loans and advances (other than routine travel advances and expense advances) from the Company to any Affiliate of the Company, or any Related Person of any such Affiliate, shall be repaid to the Company in full, (ii) all guaranties by the Company of loans obtained by any of such Persons from Third Parties shall have been released, and (iii) the Company shall have delivered to Purchaser appropriate instruments or writings to evidence the receipt of such repayments and releases.

         4.16 HSR Act Filings. Seller and Purchaser shall each promptly prepare and file with the FTC and the DOJ the notifications and reports required to be filed pursuant to the HSR Act and shall undertake in good faith to file promptly any supplemental information which may be requested or required by the FTC or the DOJ, whether informally or in a supplemental request for information. Seller and Purchaser shall each furnish to the other such information as either may reasonably request to enable it to make such filings and provide such information.

         4.17 Transition Matters.

         (a).....Employees. Prior to Closing, Seller and Purchaser shall negotiate in good faith to agree upon a procedure pursuant to which certain Company Employees ("Transition Employees") shall be transferred to Seller at the Closing, but shall continue to provide services (at Purchaser's or the Company's cost) to the Company for a transitional period after the Closing not to exceed 90 days. Seller shall be Liable to each Transition Employee for all severance and other benefits.

         (b).....Certain Equipment of Seller or its Affiliates. Seller agrees that, for a period of 45 days subsequent to the Closing, Seller will use its commercially reasonable efforts to permit the Company to continue to use the computers, cell phones and software that are currently being used by the Company in its business operations and which are currently provided to the Company by Seller or its Affiliates.

         4.18 Employee Benefit Matters.

         (a)......Seller Plans. Effective as of the Closing, Seller shall cause the Company to cease to be a participating employer in each Company Plan listed in Schedule-2.24(a). Seller will cause all Company Employees who are employed by the Company at the Closing ("Current Employees") to be vested in any unvested accrued benefit under the Company Plans listed in Schedule 2.24(a). Seller shall pay and be and remain responsible for all Controlled Group Liability other than
(i) accrued vacation pay, but only to the extent that such accrued vacation was included as a current liability in calculating Final Closing Date Working Capital, (ii) current payroll obligations, but only to the extent that such current payroll obligations were included as a current liability in calculating Final Closing Date Working Capital and (iii) Liabilities arising after the Closing under the employment arrangements or contracts between the Company on the one hand, and Mike Blair, Steve Ficklin and Richard Temblador on the other hand, unless such individuals are either Terminated Employees or Transition Employees.

         (b) .....Benefits. Purchaser will cause each employee benefit plan of
Purchaser in which Current Employees are eligible to participate to take into account for all purposes thereunder (other than benefit accruals under any pension plan) the service of such employees with the Company and its ERISA Affiliates as if such service were with Purchaser, to the same extent that such service would otherwise be credited under the Purchaser's plan; provided, however, that nothing in this sentence shall require a duplication of benefit for any period. Seller shall provide Purchaser with all information necessary to credit the foregoing service.

         (c) .....Savings and Pension Plans. As of the Closing Date, Current
Employees will be eligible to participate in Purchaser's tax-qualified defined contribution plan ("Purchaser Savings Plan") and in the Purchaser's tax-qualified defined benefit pension plan provided they meet the eligibility requirements of such plans (taking into consideration the past service credit granted under Section 4.18(b) for purposes of eligibility and vesting). Purchaser will cause the Purchaser Savings Plan to accept a rollover of the portion of a Current Employee's distribution from the Seller's 401(k) Plan which constitutes an eligible rollover distribution, including any outstanding loans and related promissory notes.

         (d) .....Welfare Plans. As of the Closing Date, all Current Employees
will be eligible to participate in the employee welfare benefit plans maintained by Purchaser providing medical, dental, accident, life, disability, and other employee welfare benefits (the "Purchaser's Welfare Plans"). Purchaser will cause Purchaser's Welfare Plans to (i)-impose no restrictions or limitations with respect to pre-existing conditions; and (ii)-honor any deductible and out-of-pocket expenses incurred by Current Employees and their beneficiaries under the applicable medical, health or dental plans of Seller during the portion of the calendar year preceding the Closing Date. Seller shall retain responsibility for all dental, accident, life, disability or medical claims incurred on or prior to the Closing Date by Company Employees and their dependents and beneficiaries under the Employee Plans. Purchaser shall be responsible only for payment of dental, accident, life, disability or medical claims that arise or first occur after the Closing Date. For purposes of this paragraph, a claim shall be deemed to have been incurred when the medical or other service giving rise to the claim is performed, except that disability claims shall be deemed to have been incurred on the date the employee becomes disabled.

         (e) .....Vacation. Subsequent to the Closing, Purchaser or the Company
shall, at Purchaser's election, either (i) honor all vacation and paid time off that was earned by Current Employees but unused prior to the Closing, or (ii) pay to such Current Employees the amount of such vacation and paid time off, provided that (A) in the case of either clause (i) or (ii), neither Purchaser nor the Company shall have any Liability for such vacation and paid time off unless such vacation and paid time off has been included as a current liability in calculating Final Closing Date Working Capital and (B) in the event that such vacation or paid time off is not so included as a current liability in calculating Final Closing Date Working Capital, then Seller shall reimburse Purchaser or the Company, as the case may be, within 30 days after written notice, for any amounts so honored or paid.

         (f) ....WARN. Seller shall be responsible for providing or discharging any and all notifications, benefits and liabilities required by the WARN Act or by any other applicable law relating to plant closings or employee separations or severance pay that are required to be provided before the Closing. Purchaser shall be responsible for such notifications, benefits and liabilities that are required to be provided after the Closing. Seller shall cooperate in distributing any notices that Purchaser may desire to provide prior to the Closing, in connection with actions by Purchaser after the Closing that would result in a notice requirement under such laws.

         (g)......COBRA. Seller shall retain all obligations with respect to continued coverage under COBRA (and any similar state law), and the regulations thereunder for all Company Employees, including all Terminated Employees (as defined in Section 4.20), and their "qualified beneficiaries" (as defined in
Section 4980B(g)(1)(A)) who first experience a "qualifying event" (as defined in
Section 4980B(f)(3) of the Code) on or before the Closing, and shall provide such coverage for the maximum period required pursuant to Section 4980B(f)(2)(B) of the Code (determined without regard to subparagraph (ii) thereof).

         (h)......Incentive Pay/Bonus/Deferred Compensation. On or prior to
Closing, Seller shall pay any incentive pay, bonuses, deferred compensation or similar amounts which have accrued or which may otherwise be owed to Company Employees prior to the Closing.

         (i)......Employment of Jeffrey Byrd. On or prior to Closing, Seller shall employ Jeffrey Byrd and Mr. Byrd shall have released the Company from all Liability with respect to his employment by the Company.

         4.19 Election Under Section 338(h)(10). Seller and Purchaser shall make a joint election under Section 338(h)(10) of the Code and comparable provisions of applicable state, local or foreign law with respect to the purchase and sale of the Purchased Shares, and shall timely file executed copies of Internal Revenue Form 8023, the required schedules thereto and any similar state, local or foreign forms with the proper authorities. Within 60 days following the Closing Date, Purchaser shall prepare and deliver to Seller a draft schedule allocating the "aggregate deemed sales price" for purposes of Section 338(h)(10) among the assets of the Company in accordance with the applicable Treasury regulations. Within 30 days of its receipt of such draft allocation schedule, Seller shall provide Purchaser with a written notice of any proposed changes thereto, together with a detailed explanation of the basis for such proposed changes. In the event that the parties cannot agree on an allocation schedule within 10 days after Purchaser's receipt of Seller's notice of proposed changes, the dispute shall be resolved by the Designated Accountants. The allocation determined in accordance with the procedures set forth in this Section shall be conclusive and binding upon Purchaser, the Company and Seller, and all such Persons shall file their Tax Returns in accordance with such allocation schedule. Seller shall cause CII to take such actions and execute such documents as may be reasonably necessary or appropriate to cause the filing of said
Section 338(h)(10) election.

         4.20 Certain Employee Terminations at Closing; Gerald Hadeen.

         (a).....Not less than five Business Days prior to the Closing,
Purchaser will notify Seller as to which Company Employees Purchaser does not wish to employ after the Closing ("Terminated Employees"). In making such determinations, Purchaser agrees to comply with all applicable Law, and shall indemnify Seller for any Liability arising out of or relating to Purchaser's failure to so comply. Seller agrees that it will, at or prior to the Closing, terminate the employment of each Terminated Employee and will pay to each such Terminated Employee all severance or other benefits to which such Terminated Employee would be required to receive upon such termination.

         (b)......Not less than five Business Days prior to the Closing,
Purchaser will notify Seller as to whether Purchaser desires to continue to retain in place that certain Agreement dated July 15, 1998 between Gerald Hadeen and Alflex Corporation, as amended, in which event Purchaser shall become, or shall cause the Company to remain, responsible for all Liabilities under such Agreement, notwithstanding anything to the contrary in Section 4.18(a). If Purchaser does not elect to retain such agreement, on or prior to Closing the Company shall either assign such agreement to Seller and obtain a release of the Company therefrom or cause such agreement to be terminated and the Company released from all Liability thereunder. Further, in the event that Purchaser shall elect to cause Seller to cause the Company to assign said agreement to Seller, Seller shall use commercially reasonable efforts to enforce the noncompete and nondisclosure provisions of such agreement.

         4.21 Transfer of Seller's Interest in Mexican Subsidiary. On or prior to Closing, Seller shall transfer to the Company Seller's entire interest in Alflex S. de R.L. de C.V. (SRL), a Mexican company formed to operate a facility in Tecate, Mexico.

         4.22 Purchaser's Obligations with Respect to Environmental Remediation. Purchaser agrees that, in the event that it is necessary to remediate any Environmental Matter as to which Seller is responsible to indemnify Purchaser or the Company pursuant to clause (vii) of Section 7.2 hereof, Purchaser will consult with Seller prior to determining the remediation to be undertaken and shall afford Seller the right to participate in the determination of the scope, manner and extent of such remediation; provided, however, that in the event that Purchaser and Seller are unable to agree upon the scope, manner or extent of such remediation, (i) Purchaser's reasonable and good faith decision as to such matters shall ultimately control if such remediation is reasonably anticipated to cost less than $1,000,000.00 and (ii) Seller's reasonable and good faith decision as to such matters shall ultimately control if such remediation is reasonably anticipated to cost $1,000,000.00 or more.

         4.23 Employee Injuries Incurred Prior to Closing. Except with respect to matters covered by Section 4.18(d), Seller agrees that it shall be and remain Liable for any costs, expenses or Losses that may be imposed upon or incurred by the Company or Purchaser with respect to or as a result of injuries to Seller's employees prior to the Closing (regardless of whether such Liability for such costs, expenses or Losses (i) arises before or after Closing or (ii) is imposed upon the Company directly by an employee, by or through a third party, or as a result of a worker's compensation claim). Seller agrees to pay (or, if already paid by the Company or Purchaser, reimburse) the Company or Purchaser, as the case may be, within 30 days after written demand for any such costs, expenses or Losses so imposed or incurred.

         4.24 Certain Environmental Agreements.

         (a).....Seller shall (i) either obtain all Applicable Environmental
Permits prior to the Closing or (ii) reimburse the Company or the Purchaser, as the case may be, for reasonable costs incurred by Purchaser or the Company to obtain such permits after Closing.

         (b) Seller acknowledges that Purchaser's environmental investigation of Seller's Long Beach Facility has disclosed the presence of trichloroethene ("TCE"), tetrachloroethene ("PCE"), 1, 2 - dichloroethane, benzene and selenium in quantities that, in some instances, exceed the maximum contaminant level permitted by applicable Law (including 22 Cal. Code Regulations sections 64431 and 64444, Tables 64431-A and 64444-A). The presence of these substances in such levels on the Long Beach Facility shall be herein referred to as the "PCE/TCE/Selenium Environmental Condition." Without limiting Seller's other obligations at Law or pursuant to this Agreement (including those contained in clause (vii) of Section 7.2), Seller acknowledges and agrees that it is obligated to the extent required by applicable law to remediate and resolve the PCE/TCE/Selenium Environmental Condition, and Seller agrees that in furtherance of the performance of such obligations Seller will to the extent required by applicable law, among other things, (i) further investigate, characterize and delineate the scope of the PCE/TCE/Selenium Environmental Condition; (ii) inform the appropriate Governmental Authorities of the existence and extent of the PCE/TCE/Selenium Environmental Condition, and (iii) perform such additional investigation, groundwater monitoring, remediation, clean-up or removal actions in connection with the PCE/TCE/Selenium Environmental Condition as may be required by the applicable Governmental Authorities or applicable Law.

         (c)......Seller agrees and warrants that it will now and hereafter comply with all reporting requirements of applicable Governmental Authorities or applicable Laws with respect to the PCE/TCE/Selenium Environmental Condition. Except to the extent Purchaser reasonably believes that it has separate reporting requirements under applicable Law, and as long as Seller diligently pursues its obligations pursuant to this Section 4.24, Seller shall have the right to control all communications and discussions with applicable Governmental Authorities related to the PCE/TCE/Selenium Environmental Condition; provided, however, that Seller shall timely advise Purchaser as to (i) Seller's communications with such Governmental Authorities and of such Governmental Authorities' communications to Seller regarding the PCE/TCE/Selenium Environmental Condition, and (ii) Seller's compliance with its obligations pursuant to this Section 4.24. In the event that Purchaser determines that it has separate reporting requirements with respect to the PCE/TCE/Selenium Environmental Condition, Purchaser shall, to the extent practicable, provide Seller with advance notice of any proposed report and provide Seller with a copy of any information proposed to be submitted to the applicable Governmental Authority.

         (d)......Subsequent to the Closing, upon reasonable notice and at reasonable times, Purchaser will or will cause the Company to grant Seller and its representatives reasonable access to the Long Beach Facility to enable Seller to perform its obligations described in Section 4.24; provided, however, that the performance by Seller of such obligations shall not interfere with the operation of the Long Beach Facility and the conduct of the Company's or the Purchaser's business at the Long Beach Facility. Seller shall be responsible for obtaining, at its expense, any environmental or other Licenses as may be required to perform such obligations; and Seller shall perform all such obligations in compliance with all applicable Laws and shall not cause the Company or the Purchaser to be in violation of any applicable Law. Upon the completion of such obligations, Seller shall promptly repair and restore the areas of the Long Beach Facility upon which investigatory, removal, clean-up or other remediation activities were conducted to a condition approximating that which existed thereon prior to conducting such activities. Without limiting the generality of the foregoing, Seller will, as appropriate, abandon all borings and wells in accordance with applicable Laws. Seller shall provide Purchaser and the Company with copies of any reports, data and correspondence to and from Governmental Authorities relating to Seller's investigatory, removal, clean-up or other remediation activities. In performing its obligations pursuant to this
Section 4.24, Seller and its representatives will, when on the Long Beach Facility, conform to the rules and regulations of the Company concerning health, safety and security. Seller shall indemnify, defend and hold Purchaser and the Company harmless from and against any and all Losses which may be asserted against, imposed upon or incurred by Purchaser, the Company or any of their respective agents, employees, or invitees that may result from or arise in connection with (i) the conduct by Seller or its representatives of investigatory, removal, clean-up or other remediation activities, or (ii) damage to persons or property as a result of or in connection with Seller's performance of any of its obligations contained in this Section 4.24 or any other remediation activities.


ARTICLE 5
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Purchaser for purposes of consummating such transactions, but without prejudice to any other right or remedy which Purchaser may have hereunder as a result of any misrepresentation by, or breach of any agreement, covenant or warranty of, Seller contained in this Agreement or in the Other Agreements:

         5.1 Representations True and Covenants Performed at Closing. The representations and warranties made by Seller in this Agreement and the Other Agreements shall be true and correct in all material respects on the Closing Date with the same force and effect as if this Agreement had been executed on and as of the Closing Date (other than representations and warranties which are made as of a specified date, which shall be true and correct as of such date); provided, however, that the determination pursuant to this sentence will disregard any materiality qualifiers in such representations and warranties. Seller shall have duly performed or complied with in all material respects all of the agreements and covenants to be performed or complied with by it on or prior to the Closing Date (including agreements of Seller to cause the Company to take or refrain from taking certain actions). Seller shall have executed and delivered to Purchaser a certificate dated as of the Closing Date certifying as to the fulfillment of the conditions contained in this Section 5.1.

         5.2 No Injunction, Etc.. No Litigation, Law or Order shall have been instituted, enacted or entered before any Governmental Authority to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby.

         5.3 No Material Adverse Change. There shall not have occurred, between the date of the Latest Balance Sheet and the Closing Date, any Material Adverse Change with respect to the Company, or any condition or event which is reasonably expected to result in such a Material Adverse Change. Seller shall have executed and delivered to Purchaser a certificate dated as of the Closing Date certifying as to the foregoing statement.

         5.4 Opinion of Counsel. Purchaser shall have received an opinion, dated the Closing Date, of Richards, Layton & Finger, special Delaware counsel to the Seller, in the form of Exhibit A hereto.

         5.5 Consents and Approvals.

         (a)......There shall have been delivered to Purchaser the written consents and approvals of Governmental Authorities and Third Parties referred to in Section 2.2(b) hereof, which consents shall be in form, scope and substance reasonably satisfactory to Purchaser.

         (b)......All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated and neither the FTC nor the DOJ shall have sought to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby.

         5.6 Licenses. Purchaser shall have received all Licenses necessary to operate the Company's business and to own and operate the assets as currently operated by the Company or Purchaser shall have received adequate assurances that the change in control of the Company that will be caused by the consummation of the transactions contemplated hereby will not cause the suspension or loss of any such License.

         5.7 Delivery of Documents. Seller shall have delivered or caused to be delivered to Purchaser the Company's minute books, stock books, stock registers, books of account, leases and Contracts, deeds, title documents, customer lists, and Financial Statements.

         5.8 Good Standing Certificates. Purchaser shall have received the good standing and other certificates referred to in Section 4.14 hereof.

         5.9 Supply Agreement. Commonwealth Aluminum Metals, LLC shall have executed and delivered a Supply Agreement in the form of Exhibit B hereto.

         5.10 Non-Compete Agreement. Seller shall have executed and delivered to and in favor of Purchaser a Non-Compete Agreement in the form of Exhibit C hereto.

         5.11 Resignations. Purchaser shall have received a written resignation from each officer and director of the Company from such position effective the Closing Date.

         5.12 Title Insurance. Attached hereto as Exhibit D are the title insurance commitments (the "Title Insurance Commitments") received by Purchaser with respect to Company's Owned Real Property and Leased Real Property prior to the date hereof. Seller shall have executed and delivered (or shall have caused to be executed and delivered) as of the Closing Date such additional documentation and instruments as Purchaser's title insurance company or companies may require (including without limitation (i) owner's affidavits, (ii) gap indemnities, (iii) authority documentation, and (iv) affidavits and indemnities necessary for non-imputation purposes) in order to cause such title company or companies to issue new title insurance policies in the name of the Company, which (A) have an effective date not earlier than the Closing Date, (B) contain non-imputation endorsements, and (C) are subject only to the exceptions or defects to title set forth: (i) on Schedule B-2, with respect to the Title Insurance Commitment for the Company's Owned Real Property, and (ii) in the Company's existing policy of leasehold owner's title insurance issued by Chicago Title Insurance Company and numbered 6135215, as modified by Endorsement CTI Form 2842 attached hereto as part of Exhibit D, with respect to the Company's Leased Real Property, excluding in all events, with respect to both the Company's Owned Real Property and Leased Real Property, any monetary Liens (except for the lien of any mortgage imposed on the Leased Real Property by the owner of the fee interest in such property provided the Purchaser receives a Subordination and Nondisturbance Agreement substantially in the form of Exhibit E hereto).

         5.13 [Intentionally Omitted.]

         5.14 [Intentionally Omitted.]

         5.15 Subordination and Non-Disturbance Agreements. Purchaser shall have obtained a subordination and non-disturbance agreement substantially in the form of Exhibit E hereto from the holder of any mortgage on any of the Company's Leased Real Property.

         5.16 Estoppel Certificates of Real Property Lessors. Seller shall have caused to be delivered to Purchaser an estoppel certificate from the landlord of the Company's Long Beach, California Leased Real Property substantially in the form of Exhibit F hereto.

         5.17 Evidence of Repayment of Debts. Seller shall have delivered to Purchaser evidence of the repayment to the Company of all loans and advances and release of all guaranties as required by Section 4.15 of this Agreement, such evidence shall be in form, scope and substance satisfactory to Purchaser and its counsel.

         5.18 No Indebtedness or Liens. At the Closing, the Company shall have been released of any Indebtedness for Money Borrowed and there shall be no Liens (other than Permitted Liens) which shall continue to attach to the Company's assets. Without limiting the generality of the foregoing, the Company shall be released and discharged from all Liability pursuant or with respect to (i) that certain Third Amended and Restated Credit Agreement, dated as of March 21, 2002, as amended, among CII, Seller, the Company and other Affiliates of Seller, on the one hand, and the Lenders named therein, on the other hand, and the Company's assets shall have been released from any Liens securing such credit facility, (ii) that certain Indenture, dated as of September 20, 1996, as amended and supplemented, between CII (formerly Commonwealth Aluminum Corporation), each of the Subsidiary Guarantors named therein (including the Company) and Harris Trust and Savings Bank, and the Company's assets shall have been released from any Liens securing its obligations thereunder, (iii) that certain Receivables Purchase Agreement, dated as of September 29, 1997, as amended, among Commonwealth Financing Corp., CII, Market Street Funding Corporation and PNC Bank, National Association, and the Company's assets shall have been released from any Liens granted thereunder and (iv) that certain Purchase and Sale Agreement, dated as of September 29, 1997, among the Originators named therein (including the Company), Commonwealth Funding Corp. and CII, and the Company's assets shall have been released from any Liens granted thereunder.

         5.19 Option to Extend Long Beach Lease. The Company shall have delivered to Purchaser a fully executed option granting the Company the right to amend and extend the Company's lease for its Long Beach, California Leased Real Property, substantially in the form attached hereto as Exhibit G.

         5.20 Confirmation of Guaranty. Commonwealth Industries, Inc. shall have executed a Confirmation of Guaranty in the form of Exhibit H hereto.

         5.21 Rancho Dominguez Distribution Center Lease. That certain Standard Industrial/Commercial Single-Tenant Lease (American Industrial Real Estate Association form), dated as of June 2, 1994, between John B.F. Bacon, Jr. Article Third Trust-B, as landlord, and the Company (the "California Distribution Center Lease") and that certain sublease to Quik Pick Express, LLC (the "Quik Pick Sublease") each shall have been assigned from the Company to the Seller, the Seller shall have assumed all liabilities and obligations of the Company under each of the California Distribution Center Lease and the Quik Pick Sublease, the landlord under the California Distribution Center Lease shall have released the Company from all liabilities and obligations under the California Distribution Center Lease, and the subtenant under the Quik Pick Sublease shall have released the Company from all liabilities and obligations under the Quik Pick Sublease. The preceding sentence shall not apply if the California Distribution Center Lease and the Quik Pick Sublease shall have expired or been terminated without Liability to the Company prior to the Closing.


ARTICLE 6
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Seller for purposes of consummating such transactions, but without prejudice to any other right or remedy which Seller may have hereunder as a result of any misrepresentation by, or breach of any agreement, covenant or warranty of, Purchaser contained in this Agreement or the Other Agreements:

         6.1 Representations True and Covenants Performed at Closing. The representations and warranties made by Purchaser in this Agreement and the Other Agreements shall be true and correct in all material respects on the Closing Date with the same force and effect as if this Agreement had been executed on and as of the Closing Date (other than representations and warranties which are made as of a specified date, which shall be true and correct as of such date); provided, however, that the determination pursuant to this sentence will disregard any materiality qualifiers in such representations and warranties. Purchaser shall have duly performed or complied with in all material respects all of the agreements and covenants to be performed or complied with by it on or prior to the Closing Date. Purchaser shall have executed and delivered to Seller a certificate dated as of the Closing Date certifying as to the fulfillment of the conditions contained in this Section 6.1.

         6.2 No Injunction, Etc. No Litigation, Law or Order shall have been instituted, enacted or entered before any court or Governmental Authority to enjoin, restrain or prohibit the consummation of the transactions contemplated hereby.

         6.3 Opinion of Counsel. Seller shall have received an opinion, dated the Closing Date, of Sutherland Asbill & Brennan LLP, counsel to Purchaser, in the form of Exhibit I hereto.

         6.4 Payment of the Purchase Price. The Purchase Price shall have been paid to Seller in the manner described in Article 1 hereof.

         6.5 Consents and Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received by Seller. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated and neither the FTC nor the DOJ shall have sought to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby.

         6.6 Supply Agreement. Purchaser shall have executed and delivered a Supply Agreement in the form of Exhibit B hereto.

         6.7 Non-Compete Agreement. Purchaser shall have executed and delivered a Non-Compete Agreement in the form of Exhibit C hereto.


ARTICLE 7
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

         7.1 Survival of Representations and Warranties.

         (a)......All representations, warranties, agreements and covenants made or undertaken by Seller and Purchaser in this Agreement are material, have been relied upon by the other parties hereto, shall survive the Closing hereunder, shall not merge in the performance of any obligation by any party hereto, and shall terminate and expire (i) with respect to any "General Claim" (as herein defined) with respect to which a Claims Notice has not been given pursuant to
Section 7.4, on the second anniversary of the Closing Date, (ii) with respect to any "Tax Claim" (as herein defined), on the date upon which the Liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation, (iii) with respect to any "Environmental Claim" (as herein defined) with respect to which a Claims Notice has not been given pursuant to Section 7.4, on the tenth anniversary of the Closing Date, other than Environmental Claims relating to the PCE/TCE/Selenium Environmental Condition, which shall survive without limit of time; and (iv) with respect to any "Ownership Claim", "Employee Plan Claim" or "Breach of Covenant Claim" (as those terms are defined below), such representations, warranties, covenants and agreements shall survive without limit of time. As used in this Agreement, the following terms have the following meanings:

         (1) "General Claim" means any claim based upon, arising out of or otherwise in connection with any matter described in clauses (i), (iii), and
(iv) of Section 7.2 and any matter described in Section 7.3, provided that a "General Claim" shall not include any claim described in clauses (2) through (6) of this Section 7.1.

         (2) "Tax Claim" means any claim based upon, arising out of or otherwise in connection with (i) any matter described in clause (vi) of Section 7.2 or
(ii) any inaccuracy in or breach of any representation or warranty or any breach of any covenant or agreement contained in, made or to be performed by Seller pursuant to this Agreement related to any Taxes, including those representations and warranties made by Seller in Section-2.12.

         (3) "Environmental Claim" means (i) any claim relating to a Loss or matter described in clause (vii) of Section 7.2 or (ii) any claim arising out of or otherwise in respect of any inaccuracy in any representation or warranty made by Seller in Section 2.22.

         (4) "Ownership Claim" means any claim arising out of or in respect of any inaccuracy in any representation or warranty made by Seller in Sections 2.1 or 2.4.

         (5) "Employee Plan Claim" shall mean any claim based upon, arising out of or otherwise in connection with (i) any inaccuracy in any representation or warranty made by Seller in Section 2.24, (ii) any breach of any covenant or agreement contained in, made or to be performed by Seller pursuant to Section
4.18 or Section 4.20, or (iii) any Liability to any Terminated Employee (other than Liabilities expressly excluded in Section 4.20).

         (6) "Breach of Covenant Claim" shall mean any claim based upon, arising out of or otherwise in connection with any matter described in clause (ii) of
Section 7.2.

         (b)......The representations and warranties made by Seller and contained in Article 2 of this Agreement and the representations and warranties made by Purchaser and contained in Article 3 of this Agreement are deemed by the parties hereto to have been made by Seller and Purchaser, as the case may be, on and as of both the date hereof and the Closing Date with the same force and effect as if this Agreement were executed by Seller and Purchaser on each of the date hereof and the Closing Date. Seller acknowledges and agrees that prior to the Closing Date, Purchaser intends to perform such investigation of the Company, its assets and its business as it may deem necessary or appropriate; provided, however, no investigation by Purchaser will diminish or obviate any of the representations, warranties, covenants or agreements made or to be performed by Seller pursuant to this Agreement or Purchaser's right to rely fully upon such representations, warranties, covenants and agreements.

         7.2 Obligation of Seller to Indemnify. Subject to the limitations contained in Sections 7.1 and 7.7, Seller agrees to indemnify, defend and hold Purchaser and the Company (and each of their respective officers, directors, employees, Affiliates and assigns) harmless from and against all Losses which may be asserted against, imposed upon or incurred by any of them by reason of, resulting from, or in connection with the following:

         (i) any inaccuracy in or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement; provided, however, that
(A) the determination of whether such an inaccuracy or breach has occurred will disregard (I) materiality qualifiers, (II) knowledge qualifiers (other than those involving knowledge of contemplated or threatened acts or omissions of third parties) and (III) time limitations that limit disclosure in any representation and warranty to acts or omissions or facts or circumstances after a specified date; and (B) Seller shall not be required to indemnify Purchaser or the Company with respect to any representation or warranty relating to the collectibility of any Accounts Receivable of the Company provided that the Seller has paid Purchaser for such uncollected Accounts Receivable pursuant to
Section 1.3(f) of this Agreement.

         (ii) any breach of any covenant or agreement contained in, made, or to be performed by Seller pursuant to this Agreement (including but not limited to any failure of Seller (A) to perform any of its obligations pursuant to Article 4 thereof or (B) to have caused the Company to take any action or to omit to take any action required pursuant to this Agreement);

         (iii) any Undisclosed Liability;

         (iv) the operation of the Company prior to the Closing Date (including but not limited to Losses arising by reason of (A) goods and services provided and sold by the Company prior to the Closing Date; and (B) acts or omissions of the Company and its employees occurring prior to the Closing Date);

         (v) [intentionally omitted;]

         (vi) any Tax Losses; or

         (vii)....any of the following conditions or occurrences: (A) any cleanup, remedial action, or Loss arising out of any Environmental Matter existing on or with respect to any of the Company's properties prior to the Closing Date to the extent remediation is required or reasonably necessary to avoid enforcement or Litigation with respect to any Environmental Law; (B) any Environmental Litigation (including any Third Party claim for personal injury), whether filed or commenced before or after Closing, arising out of or with respect to an Environmental Matter or violation of an Environmental Law, which occurred or existed on or prior to the Closing Date; (C) any transportation, treatment, storage, disposal or recycling, on or before the Closing Date, by or on behalf of the Company or any Affiliate of the Company of any Hazardous Substance that is not in compliance with Environmental Law; (D) any fine or penalty on account of, or with respect to, any violation or alleged violation of any Environmental Law arising out of the ownership, use, condition or operation of any of the Company's properties prior to the Closing Date; (E) any Liability existing on or as of the Closing Date to modify, restore, change or improve any of the Company's properties in order to effectuate compliance with any applicable Environmental Law or environmental Order; or (F) the removal of any and all asbestos or asbestos-containing materials which were located on any of the Company's properties in violation of any Environmental Law on or prior to the Closing Date. Without limiting the generality of the foregoing, and anything to the contrary in this Agreement notwithstanding, it is the intention and agreement of the parties hereto that Seller shall be and remain strictly Liable with respect to any Loss to the Company or Purchaser which may result from any Environmental Matter existing on or with respect to any of the Company's properties in violation of any Environmental Law on or prior to the Closing Date and any Environmental Litigation which may now exist or which may hereafter arise with respect thereto, and that such Liability shall be strictly imposed on Seller regardless of any investigation or environmental audit or survey that may have been conducted by or on behalf of Purchaser prior to the Closing Date.

         Since following the Closing, the Company will be owned by the Purchaser, Seller acknowledges and agrees that (x) any Loss sustained by the Company with respect to a matter indemnifiable pursuant to this Section 7.2 may be recoverable against Seller by either the Company or Purchaser and (y) any recovery against the Company by Purchaser after Closing will be against Seller and that in no such case shall Seller have any right of reimbursement or contribution, by subrogation or otherwise, against the Company. Further, Losses suffered by the Company by reason of or in connection with breaches of representations, warranties, covenants or agreements of Seller contained in or made pursuant to this Agreement or the Other Agreements shall be specifically actionable by the Company (as well as by Purchaser) to the same extent as if the Company were a party to this Agreement.

         7.3 Obligation of Purchaser to Indemnify. Subject to the limitations contained in Sections 7.1 and 7.7, Purchaser agrees to indemnify, defend and hold Seller (and each of its officers, directors, employees, Affiliates and assigns) harmless from and against all Losses which may be asserted against, imposed upon or incurred by any of them by reason of, resulting from, or in connection with the following:

         (i) any inaccuracy in or breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement; and

         (ii) any breach of any covenant or agreement contained in, made, or to be performed by Purchaser pursuant this Agreement.

         7.4 Notice of Loss or Asserted Liability. Promptly after (i) becoming aware of circumstances that have resulted in a Loss for which any Person entitled to indemnification pursuant to Section 7.2 or Section 7.3 (an "Indemnified Party") intends to seek indemnification under either such Section, or (ii) receipt by an Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any Litigation that may result in a Loss (an "Asserted Liability"), the Indemnified Party shall give notice thereof (a "Claims Notice") to any other party or parties obligated to provide indemnification pursuant to Section 7.2 or
Section 7.3 (an "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or which may be suffered by the Indemnified Party. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation to indemnify relating to the Asserted Liability or the Loss. If a Claims Notice is not provided promptly as required by this Section 7.4, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party to the extent that the Indemnifying Party is unable to establish that it has been prejudiced by such late receipt of a Claims Notice. Notwithstanding the foregoing sentence, however, if a Claims Notice is not provided prior to compromise or payment of any Asserted Liability by the Indemnified Party, the Indemnified Party shall only be entitled to indemnification by the Indemnifying Party to the extent that the Indemnified Party is able to establish that the Indemnifying Party has not been prejudiced by such late receipt of the Claims Notice.

         7.5 Opportunity to Contest. Subject to the provisions of Section 7.6, the Indemnifying Party may, provided that it has acknowledged its responsibility to indemnify with respect to an Asserted Liability, elect to compromise or contest, at its own expense and with counsel of its choice reasonably acceptable to the Indemnified Party, such Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires), notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party (a "Contest Notice"); and, in any such event, the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify, in a timely manner, the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnified Party shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party. Anything in this Section 7.5 to the contrary notwithstanding, (i) the Indemnified Party shall have the right, at its own cost and for its own account (except as provided in Section 7.6), to compromise or contest any Asserted Liability, and (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional term releasing the Indemnified Party from all Liability in respect of such Asserted Liability. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. Seller and Purchaser shall cooperate fully with each other as to all Asserted Liabilities, shall make available to each other as reasonably requested all information, records, and documents relating to all Asserted Liabilities and shall preserve all such information, records, and documents until the termination of any Asserted Liability. Seller and Purchaser also shall make available to each other, as reasonably requested, their respective personnel, agents, and other representatives who are responsible for preparing or maintaining information, records, or other documents, or who may have particular knowledge with respect to any Asserted Liability.

         7.6 Disputes with Customers or Suppliers; Equitable Relief.

         (a) Anything in Section 7.5 to the contrary notwithstanding, except as provided in Section 1.3(f), in the case of any Asserted Liability by any present customer of the Company in connection with which Purchaser or the Company may make a claim hereunder against Seller for indemnification pursuant to Section 7.2:

         (i) Purchaser or the Company (as Purchaser may determine) shall have the exclusive right, at its option, to negotiate and compromise, at its own expense, any such Asserted Liability, subject to the duty of Purchaser to consult with the Indemnifying Party and its attorneys in connection with such negotiation and compromise and provided that no such matter shall be compromised by Purchaser (other than compromises at Purchaser's expense and for its account) without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld; and

         (ii) in the event that any such Asserted Liability shall result in litigation, Seller shall have the right, at its option, to defend, at its own expense, such Asserted Liability on the same basis as is set forth in Section 7.5.

         All Losses incurred (other than Purchaser's expenses) in connection with any such Asserted Liability pursuant to the determination of any court, Governmental Authority or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement consented to by the Indemnifying Party, shall be borne and paid by the Indemnifying Party.

         (b) Anything in Section 7.5 to the contrary notwithstanding, the Indemnifying Party shall not be entitled to assume the defense of any Asserted Liability (and shall be liable for the fees and expenses of counsel reasonably acceptable to Indemnifying Party incurred by the Indemnified Party in defending such Asserted Liability) if the Asserted Liability seeks an order, injunction or other equitable relief against the Indemnified Party that would materially adversely affect the business of the Company. The Indemnifying Party shall also be entitled to participate in the defense of such claim at its own expense. Notwithstanding the foregoing, if such claim for an order, injunction or other equitable relief can be so separated from other claims, if any, included in such Asserted Liability, then if such other claims are, in fact, so separated, the Indemnifying Party shall be entitled to assume the defense of such other claims.

         7.7 Limitations on Indemnification.

         (a)......Pursuant to Section 7.2, Seller shall not be required to indemnify Purchaser, the Company or the other Persons specified in Section 7.2 with respect to a Loss related to a General Claim unless the amount of such Loss, when aggregated with all other such Losses of Purchaser, the Company and such other Persons, shall exceed $250,000 (the "Minimum Aggregate Liability Amount") at which time the Indemnified Party or Parties may claim indemnification for all Losses theretofore incurred including the Minimum Aggregate Liability Amount; provided, however, that the foregoing Minimum Aggregate Liability Amount shall not apply to any Loss which results from or arises out of fraud, intentional misrepresentation or an intentional breach of warranty on the part of Seller in this Agreement.

         (b)......Notwithstanding Section 7.7(a), Seller shall be required to indemnify all Indemnified Parties specified in Section 7.2 for each dollar of Loss arising out of any Tax Claim, Environmental Claim, Ownership Claim, Employee Plan Claim and Breach of Covenant Claim.

         (c)......No party otherwise entitled to indemnification under this
Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation of Law or bad faith of such party.

         (d)......The maximum aggregate liability of Seller pursuant to this
Article 7 shall be as follows:

         (i) For Environmental Claims, except as provided below - $20,000,000

         (ii) For General Claims - $18,000,000 with respect to any Claims Notice given during the first 12 months following the Closing Date and $9,000,000 with respect to any Claims Notice given thereafter.

         There shall be no limit on the Seller's liability for (A) Tax Claims,
(B) Ownership Claims, (C) Employee Plan Claims or (D) Breach of Covenant Claims (including without limitation Seller's obligations contained in Section 4.24). Notwithstanding the foregoing, in the event that any Loss results from or arises out of fraud, intentional misrepresentation or an intentional breach of warranty on the part of Seller, there shall be no limitation on the amount of Seller's Liability for any claim arising out of such fraud, intentional misrepresentation or an intentional breach of warranty.

         (e)......Pursuant to Section 7.3, Purchaser shall not be required to indemnify Seller or the other Persons specified in Section 7.3 with respect to a Loss related to a General Claim unless the amount of such Loss, when aggregated with all other such Losses of Seller and such other Persons, shall exceed Minimum Aggregate Liability Amount, at which time the Indemnified Party or Parties may claim indemnification for all Losses theretofore incurred including the Minimum Aggregate Liability Amount; provided, however, that the foregoing Minimum Aggregate Liability Amount shall not apply to any Loss which results from or arises out of fraud, intentional misrepresentation or an intentional breach of warranty on the part of Purchaser in this Agreement.

         (f)......The maximum aggregate liability of Purchaser pursuant to this
Article 7 shall be $18,000,000 with respect to any Claims Notice given during the first 12 months following the Closing Date and $9,000,000 with respect to any Claims Notice given thereafter.

         7.8 Subrogation Rights. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 7, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this
Article 7 in connection with such Loss; and further provided, that no such right of subrogation shall arise in favor of an Indemnifying Party if such right would give such Indemnifying Party the right to be reimbursed or further indemnified by the Company.

         7.9 Adjustment of Purchase Price. For Tax and basis purposes only, any payments of indemnification made pursuant to this Article 7 shall represent a retrospective adjustment to the Purchase Price.

         7.10 Indemnification Payments. Subject to the terms hereof, an Indemnifying Party shall pay to the Indemnified Party (i) the full amount of any and all Losses (other than Losses resulting from an Asserted Liability) under this Article 7, either (A) within ten days after receipt of the Claims Notice thereof or (B) if the Indemnifying Party contests its obligation to pay such Loss, within ten days after such Loss shall have been finally determined to be payable (by adjudication, settlement or otherwise) and (ii) the full amount of any Loss resulting from an Asserted Liability within ten days after the date that any Litigation with respect to such Asserted Liability, is finally terminated (by adjudication, settlement or otherwise). If any such payment is not made within such applicable ten-day period, the amount so unpaid shall bear interest from the date such payment was due until the date paid at a rate equal to the lesser of twelve percent (12%) per annum or the then applicable legal rate for unpaid judgments.

         7.11 Sole and Exclusive Remedy. If the Closing occurs, the indemnification provided in this Article 7 shall be the exclusive remedy of any party in respect of inaccuracy in any representations and warranties contained herein.

ARTICLE 8
                                   TERMINATION

         8.1 Method of Termination. This Agreement and the transactions contemplated by it may be terminated at any time prior to the Closing Date:

         (a)......By the mutual consent of Seller and Purchaser at any time;

         (b)......By Seller, upon a breach of or failure to perform in any material respect any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, such that the conditions set forth in
Article 6 of this Agreement cannot be satisfied on or prior to August 31, 2004;

         (c)......By Purchaser, upon a breach of or failure to perform in any material respect any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, such that the conditions set forth in
Article 5 of this Agreement cannot be satisfied on or prior to August 31, 2004;

         (d)......By Purchaser at any time, if Purchaser determines in good faith that there has occurred any Material Adverse Change, or any condition or event which is reasonably expected to result in a Material Adverse Change, with respect to the Company, if Seller and Company do not cure such Material Adverse Change or conditions or event within 30 days after notice thereof;

         (e)......By Purchaser, pursuant to Section 1.3(d); or

         (f)......By Seller or Purchaser, if the Closing shall not have occurred on or prior to August 31, 2004.

         8.2 Notice of Termination. Notice of termination of this Agreement, as provided for in this Article 8, shall be given by the party so terminating to the other parties hereto in accordance with Section 10.1 of this Agreement.

         8.3 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 8.1 hereof, this Agreement, other than Section 4.4, shall become void and of no further force and effect, and each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its agents, counsel, representatives, Affiliates or assigns) shall be liable to any other party for any Loss hereunder. It is agreed that time is of the essence in the performance and satisfaction of this Agreement and each of the conditions specified in Articles 5 and 6 of this Agreement are material for purposes of this Agreement.

         8.4 Risk of Loss. Seller assumes all risk of condemnation, destruction or Loss due to fire or other casualty from the date of this Agreement until the Closing.


ARTICLE 9
                                   DEFINITIONS

         The following terms (in their singular and plural forms as appropriate) as used in this Agreement shall have the meanings set forth below unless the context requires otherwise:

         "Accounts Receivable" shall mean and include all accounts receivable, notes receivable and other monies due to the Company for sales and deliveries of goods, performance of services and other business transactions (whether or not on the books of the Company).

         "Adjusted PP&E Adjustment Amount" shall have the meaning ascribed to it in Section 1.3(e).

         "Adjusted Working Capital Adjustment Amount" shall have the meaning ascribed to it in Section 1.3(e).

         "Affiliate" shall mean, with respect to any Person, any other Person
(i) who is an officer, director or manager of such first Person, (ii) who owns, directly or indirectly, ten percent or more of the equity or ownership interests in such first Person, or (iii) who, directly or indirectly, controls, is controlled by, or is under common control with such first Person. For purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement" shall mean this Stock Purchase Agreement, including the Exhibits and Schedules delivered pursuant hereto or referred to herein.

         "Applicable Environmental Permits" shall mean and include all permits required by any Environmental Law applicable to the Company's Real Property or operations, including but not limited to the following (to the extent required by any such Environmental Law):

         (i) In California - a Spill Prevention Control & Counter-Measures Plan; and

         (ii) In North Carolina - a Storm Water Discharge Permit, a Spill Prevention Control & Counter-Measures Plan, a Storm Water Pollution Prevention Plan, and an Air Emissions Permit.

         "Asserted Liability" shall have the meaning ascribed to it in Section 7.4.

         "Base Purchase Price" shall have the meaning ascribed to it in Section 1.2.

         "Breach of Covenant Claim" shall have the meaning ascribed to it in
Section 7.1.

         "Business Day" shall mean and include any day other than a Saturday, Sunday or any other day on which banks in Atlanta, Georgia, Louisville, Kentucky or New York, New York are authorized or required to be closed.

         "California Distribution Center Lease" shall have the meaning ascribed to it in Section 5.21.

         "CII" shall mean Commonwealth Industries, Inc., a Delaware corporation.

         "Closing" shall mean the consummation of the transactions contemplated by this Agreement and shall be deemed to have occurred at 11:59 P.M. on the date of receipt of the Purchase Price by Seller and satisfaction or waiver of the conditions precedent contained in Articles 5 and 6.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Closing Date Estimated PP&E" shall have the meaning ascribed to it in
Section 1.3(a).

         "Closing Date Estimated Working Capital" shall have the meaning ascribed to it in Section 1.3(c).

         "Closing Date PP&E Adjustment Amount" shall mean the difference, if any, between $14,306,000 and the Company's Closing Date Estimated PP&E determined as provided in Section 1.3(a).

         "Closing Date Working Capital Adjustment Amount" shall mean the difference, if any, between $29,729,000 and the Company's Closing Date Estimated Working Capital determined as provided in Section 1.3(c).

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at section 4980B of the Code and section 601 et seq. of ERISA, and the rules and regulations promulgated thereunder.

         "Company" shall mean Alflex Corporation, a Delaware corporation.

         "Collection Period" shall have the meaning ascribed to it in Section 1.3(f).

         "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

         "Company Employee" shall mean and include any (i) employee of the Company or any other person performing services for the Company; (ii) former employee of the Company or any other person formerly performing services for the Company; or (iii) beneficiary of anyone described in clauses (i) or (ii) above.

         "Company Plan" shall mean and include any Employee Plan for the benefit of Company Employees.

         "Computer Software and Databases" shall mean and include all computer software, computer programs and electronic databases, including Internet web sites of the Company (as such items have been updated, corrected, enhanced, replaced and modified), and all documentation related thereto.

         "Contest Notice" shall have the meaning ascribed to it in Section 7.5.

         "Contract" shall mean and include any written or oral contract, mortgage, deed of trust, bond, indenture, lease, sublease, license, note, certificate, option, warrant, right, or other instrument, document or agreement.

         "Controlled Group Liability" shall mean and include any Liability arising under or with respect to any Employee Plan.

         "Current Employee" shall have the meaning ascribed to it in Section 4.18(a).

         "Default" shall mean and include (1) a breach of, or default under, any Contract or License, (2) the occurrence of an event that, with the passage of time or the giving of notice or both, would constitute such a breach or default, or (3) the occurrence of an event that, with or without the passage of time or the giving of notice or both, would give rise to a right to terminate, change the terms of, or renegotiate, any Contract or License or to accelerate, increase, or impose any Liability under any Contract or License, or create a Lien upon any property or asset.

         "Designated Accountants" shall mean KPMG LLP or such other accounting firm that may hereafter be mutually agreed upon by the parties hereto.

         "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

         "DOL" shall mean the United States Department of Labor.

         "Employee Plan" shall mean and include all employee benefit plans (as defined by section 3(3) of ERISA) and any other profit sharing, pension, cash balance, compensation, deferred compensation, stock option, stock purchase, incentive, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, consulting or compensation, commission, bonus, payroll practice, retention or other plan, agreement, policy, trust fund or arrangement maintained, sponsored, participated in or contributed to by the Company or any ERISA Affiliate at any time preceding the Closing Date or that has been approved by the Company or any ERISA Affiliate before the Closing Date but is not yet effective, or with respect to which the Company or any ERISA Affiliate has any Liability or other obligation at any time preceding the Closing Date. Without limiting the generality of the foregoing, "Employee Plan" shall include that certain Employment Agreement, dated July 15, 1998, between Alflex Corporation and Gerald Hadeen, as amended.

         "Employee Plan Claim" shall have the meaning ascribed to it in clause
(5) of Section 7.1(a).

         "Environmental Claim" shall have the meaning ascribed to it in clause
(3) of Section-7.1(a).

         "Environmental Laws" shall mean and include all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata). Without limiting the generality of the foregoing, "Environmental Laws" shall include the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

         "Environmental Litigation" shall mean and include any Litigation against the Company or any of its assets (including written or oral notices alleging or asserting responsibility or Liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from (i) any Environmental Matter, or (ii) any violation of any Environmental Law.

         "Environmental Matter" shall mean and include any matter or circumstances arising out of (i) the emission, discharge, disposal, release or threatened release of any Hazardous Substance into the environment, or (ii) the treatment, storage, recycling or other handling of any Hazardous Substance,
(iii) the disposal or discharge of materials into waters of the United States, or (iv) the presence of any Hazardous Substance, including asbestos, in any building, structure or workplace or on any Real Property.

         "ERISA" shall mean Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" shall mean and include any trade or business, whether or not incorporated, other than the Company, that has employees who are or have been on any date within the six years preceding the Closing Date treated, pursuant to section 4001(a)(14) of ERISA or section 414 of the Code, as employees of a single employer that includes the Company.

         "Final Closing Date PP&E" shall have the meaning ascribed to it in
Section 1.3(e).

         "Final Closing Date Working Capital" shall have the meaning ascribed to it in Section 1.3(e).

         "Financial Statements" shall mean and include (i) the unaudited balance sheet of the Company as of March 31, 2004, and the related statements of income for the three month period then-ended, and (ii) the unaudited balance sheets of the Company as of December 31, 2001, December 31, 2002 and December 31, 2003 and the related statements of income for each of the fiscal years then-ended.

         "FMLA" shall mean the Family Medical Leave Act of 1993, as amended, and the rules and regulations promulgated thereunder.

          "FTC" shall mean the United States Federal Trade Commission.

         "GAAP" shall mean generally accepted accounting principles consistently applied.

         "General Claim" shall have the meaning ascribed to it in clause (1) of Section-7.1(a).

         "Governmental Authority" shall mean and include any federal, state, county, local, foreign or other governmental or public agency, instrumentality, court, commission, authority, board or body or any executive authority.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15-U.S.C.A. title 18(a), as amended, and the rules and regulations promulgated thereunder.

         "Hazardous Substance" shall mean and include (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Law) and
(ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil.

         "Immigration Laws" shall have the meaning ascribed to it in Section
2.30.

         "Improvements" shall mean and include all buildings, structures, fixtures and other improvements included in any Real Property.

         "Indebtedness," with respect to any Person, shall mean and include all obligations which, in accordance with GAAP, should be classified on a balance sheet of such Person as liabilities, and in any event shall include (a)-all indebtedness of such Person for (i) borrowed money or (ii) the deferred purchase price of property, (b)-all obligations of such Person evidenced by notes, bonds, debentures, guarantees, reimbursement agreements, or other similar instruments,
(c)-all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person,
(d)-all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, and (e)-all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities.

         "Indebtedness for Money Borrowed" shall mean all Indebtedness included in clause (a) or (b) of the definition thereof.

         "Indemnified Party" shall have the meaning ascribed to it in Section
7.4.

         "Indemnifying Party" shall have the meaning ascribed to it in Section 7.4.

         "Intellectual Property" shall mean and include all (i) patents and pending patent applications together with any and all continuations, divisions, reissues, extensions and renewals thereof, (ii) trade secrets, know-how, inventions, designs, formulae and processes, whether trade secrets or not, (iii) trade names, trademarks, service marks, Internet domain names, logos, domain names, assumed names, brand names and all registrations and applications therefor together with the goodwill of the business symbolized thereby, (iv) copyrights and any registrations and applications therefor, (v) technology rights and licenses, and (vi) all other intellectual property owned by, registered in the name of, or used in the business of a Person or in which a Person or its business has any interest.

         "Inventory" shall mean and include all inventories of raw materials, supplies, purchased parts to be incorporated in finished products, operating parts and supplies, work-in-process, finished products, advertising materials, and other inventories.

         "IRS" shall mean the Internal Revenue Service of the United States of America.

         "Knowledge," with respect to any Person, shall mean such information either actually known by such Person or which such Person reasonably should have known had such Person, in the exercise of reasonable care and diligence under the circumstance, made reasonable inquiry. Whenever "Knowledge" refers or relates to Seller's Knowledge, it shall include knowledge of the matter in question possessed by any Person who is an officer, director or managerial employee of the Company or CII.

         "Large Customer" shall have the meaning ascribed to it in Section 2.26.

         "Large Supplier" shall have the meaning ascribed to it in Section 2.26.

         "Latest Balance Sheet" shall mean the latest balance sheet of the Company included in the Financial Statements.

         "Law" shall mean and include any code, law, Order, ordinance, regulation, rule, or statute of any Governmental Authority.

         "Leased Personal Property" shall mean and include all Personal Property that a Person either uses or has the right to use but that is not owned by such Person.

         "Leased Real Property" shall mean and include all Real Property that a Person either occupies or uses or has the right to occupy or use but that is not owned by such Person.

         "Liability" shall mean and include any direct or indirect, primary or secondary, liability, Indebtedness, obligation, penalty, expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, liquidated, unliquidated, matured, unmatured or otherwise.

         "License" shall mean and include any license, franchise, notice, permit, easement, right, certificate, authorization, approval or filing that is binding on any Person or its assets.

         "Lien" shall mean and include any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, attachment, levy, charge, conditional sale agreement, title retention or other security interest or encumbrance of any kind or nature whatsoever on, or with respect to, any property or property interest.

         "Listed Contracts" shall have the meaning ascribed to it in Section 2.25(b).

         "Litigation" shall mean and include any lawsuit, action, claim, arbitration or other legal proceeding (including governmental investigations or criminal prosecutions) and notices (oral or written) received, threatening or advising as to any of the foregoing proceedings. Without limiting the generality of the foregoing, "Litigation" shall include any form of notification from a Third Party to the effect that the recipient of such notification may be violating or infringing upon the Intellectual Property rights of such Third Party.

         "Long Beach Facility" shall mean that certain facility operated by the Company in Long Beach, California and commonly known as 2630 El Presidio Street, Long Beach, California 90810.

         "Loss" shall mean and include any loss, Liability, obligation, claim, demand, lawsuit, action, assessment, damage (including punitive, exemplary, consequential, lost profits and business interruption), or expenses whatsoever (including interest, penalties, fines, attorneys' fees and expenses (including those incurred to enforce rights to indemnification hereunder, and consultant's fees and other costs of defense or investigation), and interest on amounts payable as a result of any of the foregoing.

         "Material Adverse Change" or "Material Adverse Effect" shall mean, with respect to any Person, any material adverse change in or effect upon (i) the business, operations, assets, Liabilities, condition (financial or otherwise), or results of operations of such Person, or (ii) the ability of such Person to perform any of its obligations under this Agreement or any of the Other Agreements to which it is or will be a party, if such change or effect materially impairs the ability of such party to perform its obligations hereunder or thereunder, taken as a whole. Without limiting the generality of the foregoing, any act of terrorism, any outbreak of war, or any consequence thereof that materially adversely affects the ability of the Company or Purchaser to operate any of the Real Property or Personal Property of the Company shall be deemed to be a Material Adverse Change or shall be deemed to have a Material Adverse Effect, as the case may be, upon Purchaser or the Company. Notwithstanding the foregoing, "Material Adverse Change" and Material Adverse Effect" shall not include any change or effect resulting from (A) the taking of any action contemplated by this Agreement (B) changes in general economic or political conditions (including (except as provided in the preceding sentence) any effect that acts of terrorism or outbreak of war may have upon such conditions) or legal, governmental or regulatory factors affecting Persons engaged in the electrical flexible conduit or prewired armor cable businesses generally, or (C) the loss of less than 25% of the revenue from the Company's sale agents or distributors or any other non-material effect resulting from the announcement of this Agreement.

         "Minimum Aggregate Liability Amount" shall have the meaning ascribed to it in Section-7.7.

         "Non-Compete Agreement" shall mean an agreement substantially in the form attached as Exhibit C hereto.

         "Order" shall mean and include any decree, injunction, judgment, order (including any executive order), ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

         "Other Agreements" shall mean and include the agreements, documents, assignments and instruments (including the Supply Agreement and the Non-Compete Agreement) to be executed and delivered by the Company, Seller, or Purchaser pursuant to or in connection with this Agreement.

         "Owned Personal Property" shall mean and include all Personal Property other than Leased Personal Property.

         "Owned Real Property" shall mean and include all Real Property other than Leased Real Property.

         "Ownership Claim" shall have the meaning ascribed to it in clause (4) of Section-7.1(a).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "PCE/TCE/Selenium Environmental Condition" shall have the meaning ascribed to it in Section 4.24(b).

         "Performance Bonds" shall have the meaning ascribed to it in Section 2.20.

         "Permitted Liens" shall mean and include (i) Liens for current real property Taxes not yet due and payable, (ii) Liens that do not effect the value or use of the property subject thereto, (iii) Liens, if any, relating to Purchaser's financing to which the Company's assets are contemplated to be subject at Closing and (iv) any other Liens which may be approved by Purchaser.

         "Person" shall mean and include any individual, partnership, association, corporation, joint venture, trust, limited liability company, unincorporated organization or any other entity (including a Governmental Authority).

         "Permitted Exceptions" shall have the meaning ascribed to it in Section 5.12.

         "Personal Property" shall mean, collectively, all of the personal property or interests therein owned, leased, used or controlled by a Person including, without limitation, machinery, tools, equipment (including office equipment and supplies), furniture, furnishings, fixtures, vehicles, leasehold improvements, and all other tangible personal property other than Inventory (which is specifically excluded from Personal Property).

         "Pre-Closing Receivables" shall have the meaning ascribed to it in
Section 1.3(f).

         "Property, Plant & Equipment" shall mean and include all of those items which, in accordance with GAAP, would be classified on a corporation's balance sheet as property, plant and equipment. An example of the calculation of the Company's Property, Plant & Equipment, assuming that the Closing Date took place on January 31, 2004, is set forth on Exhibit J attached hereto.

         "Property, Plant & Equipment Adjustment Amount" shall mean the difference, if any, between $14,306,000 and the net book value of the Company's Property, Plant & Equipment on the Closing Date determined as provided in
Section 1.3.

         "Purchase Price" means the total consideration to be paid to Seller by Purchaser for the purchase of the Purchased Shares pursuant to this Agreement and which shall be calculated and paid in accordance with Article 1 of this Agreement.

         "Purchased Shares" shall mean the 1,000 shares of the Company's Common Stock that are issued and outstanding on the date hereof.

         "Purchaser Savings Plan" shall have the meaning ascribed to it in
Section 4.17(c).

         "Purchaser's Welfare Plan" shall have the meaning ascribed to it in
Section 4.18(d).

         "Quik Pick Sublease" shall have the meaning ascribed to it in Section 5.21.

         "Real Property" shall mean, collectively, all the real property or interests therein owned, leased, occupied, used or controlled by a Person, together with (i) all rights, easements, tenements, hereditaments, appurtenances, privileges, immunities, mineral rights and other benefits belonging or appertaining thereto, (ii) all buildings, structures, fixtures and other improvements located thereon, (iii) all right, title and interest, if any, of any Person in and to (A) any land lying in the bed of any adjoining street
(B) any abutting or adjoining strips and rights-of-way and (C) any condemnations, property damage or other award made or proposed to be made with respect thereto. Without limiting the generality of the foregoing the term "Real Property" shall include all Owned Real Property and all Leased Real Property.

         "Related Person" shall mean and include, with regard to any natural Person, his ancestors, descendants or siblings, any Persons married to any of such individuals and any trustees or other fiduciaries acting for such Person's benefit or for the benefit of any such individual.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Seller" shall mean CI Holdings, LLC, a Delaware limited liability company.

         "Subsidiary" shall mean any Person of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is, at the time of determination, directly or indirectly owned or controlled by another Person, or by any one or more Subsidiaries of such other Person, or by such other Person and one or more of its Subsidiaries or Affiliates.

         "Tax" shall mean and include any federal, state, county, local, foreign or other tax, assessment, charge, deficiency, fee, or imposition (including all income, unemployment compensation, social security, payroll, sales, use, excise, privilege, property, ad valorem, franchise, license, school or other tax or similar governmental charge or imposition), plus all interest and penalties thereon or with respect thereto, whether disputed or not.

         "Tax Claim" shall have the meaning ascribed to it in clause (2) of Section-7.1(a).

         "Tax Losses" shall mean and include (i) any Taxes relating to the Company, its assets or operations for or with respect to any period up to and including the Closing Date, which are or will be required to be paid by the Company after the Closing Date (including amounts for which the Company may be liable pursuant to or in connection with any consolidated tax return of the Seller or any of Seller's Affiliates in which the Company may have been included) and (ii) any increases in Taxes of the Company relating to any period after the Closing Date arising out of or in connection with any breach or inaccuracy in any representation or warranty or any breach of any covenant or agreement made or to be performed by Seller pursuant to this Agreement (including the failure of Seller or its ultimate parent entity to take any of the actions required by Section 4.19 [Section 338(h)(10) Election]). For purposes of the preceding sentence, Taxes paid by the Company shall include amounts offset by a taxing authority against any claim, refund or credit otherwise due the Company.

         "Tax Returns" shall mean and include all returns, reports, filings, declarations and statements relating to Taxes that are required to be filed, recorded, or deposited with any Governmental Authority, including any attachment thereto or amendment thereof.

         "Terminated Employee" shall have the meaning ascribed to it in Section 4.20.

         "Third Party" or "Third Parties" shall mean and include any Person that is not the Purchaser or the Seller, or an Affiliate of Purchaser or Seller.

         "Title Insurance Commitments" shall have the meaning ascribed to it in
Section 5.12.

         "Transition Employees" shall have the meaning ascribed to it in Section 4.17(a).

         "Undisclosed Liability" shall mean and include any Liability that is not fully reflected or reserved against in the Financial Statements or fully disclosed in a Schedule.

         "VEBA" shall mean any voluntary employees' beneficiary association within the meaning of section 501(c)(9) of the Code.

          "WARN Act" shall have the meaning ascribed to it in Section 2.27.

         "Working Capital" shall mean the excess of current assets over current liabilities, with current assets and current liabilities having the normal meaning ascribed to such terms by GAAP; provided, however, that for purposes of calculating Working Capital, (i) the Inventory component of Working Capital shall be valued at the lower of the Company's cost therefor or at the then-current market value thereof and shall not include items that are obsolete or unmerchantable, (ii) no deduction for bad debts shall be made and (iii) Working Capital shall not include any amount for workers compensation liabilities or Employee Plans to the extent that such liabilities are retained by Seller. An example of the calculation of the Company's Working Capital, assuming that the Closing Date took place on January 31, 2004, is set forth on Exhibit J attached hereto. The current assets and current liabilities included in the calculation of Working Capital shall be of the types and calculated consistently with those current assets and current liabilities set forth on Exhibit J.

         "Working Capital Adjustment Amount" shall mean the difference, if any, between $29,729,000 and the Company's Final Closing Date Working Capital determined as provided in Section 1.3.

ARTICLE 10
                                  MISCELLANEOUS

         10.1 Notices.


         (a)......All notices, requests, demands and other communications hereunder shall be either (i) delivered in person, (ii) mailed by registered or certified mail, return receipt requested, with first class postage prepaid and properly addressed, (iii) sent by overnight courier service, or (iv) sent by facsimile and, in each case, addressed as follows:

               If to Seller:
                                                CI Holdings, LLC
                                                500 West Jefferson Street
                                                PNC Plaza - 19th Floor
                                                Louisville, Kentucky 40202-2823
                                                Fax:  (502) 588-3923
                                                Attention:  General Counsel

              with copies to:                   Robert W. Downes, Esq.
                                                Sullivan & Cromwell LLP
                                                125 Broad Street
                                                New York, New York 10004-2498
                                                Fax:  (212) 558-3588

              If to Purchaser:
                                                Southwire Company
                                                One Southwire Drive
                                                Carrollton, Georgia 30119
                                                Fax:  (770) 832-5374
                                                Attention:  General Counsel

              with copies to:                   Charles D. Ganz, Esq.
                                                Sutherland Asbill & Brennan LLP
                                                999 Peachtree Street, N.E.
                                                Atlanta, Georgia  30309-3996
                                                Fax:  (404) 853-8806

         (b)......All notices, requests, instructions or documents given to any party in accordance with this Section 10.1 shall be deemed to have been given
(i) on the date of receipt, if delivered by hand, if sent by overnight courier service, or if sent by facsimile, or (ii) on the date that is three Business Days after mailing, if mailed in the manner described and addressed as set forth above.

         (c)......Any party hereto may change its address specified for notices herein by designating a new address by notice given in accordance with this
Section 10.1.

         10.2 Entire Agreement. This Agreement, the Schedules, the Exhibits and the Other Agreements constitute the entire agreement between the parties relating to the subject matter hereof and thereof and supersede all prior oral and written understandings, all contemporaneous oral negotiations and discussions, and all other writings and agreements relating to the subject matter of this Agreement.

         10.3 Modifications, Amendments and Waivers.

         (a)......At any time prior to or subsequent to the Closing, the parties hereto may, by mutual written agreement and in no other manner, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto other than the conditions contained in Articles 5 and 6, the time for completion of which may be extended unilaterally or which may be waived unilaterally by Purchaser and Seller, respectively, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (c) waive compliance with any of the covenants or agreements contained in this Agreement, or (d) make any other modifications of this Agreement approved by each of the parties hereto.

         (b)......The failure or delay of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any party of any condition of this Agreement, or the breach of any term, agreement or covenant or the inaccuracy of any representation or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

         10.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective successors and assigns, but no assignment shall relieve any party of such party's obligations hereunder. This Agreement cannot be assigned by any party without the prior written consent of the other party hereto.

         10.5 Table of Contents; Captions; References. The table of contents and the captions and other headings contained in this Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement. All references in this Agreement to "Section," "Subsection" or "Article" shall be deemed to be references to a Section, Subsection or Article of this Agreement.

         10.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive Laws of the State of Delaware, without regard to choice of Law rules.

         10.7 Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

         10.8 Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provisions shall be deemed severed herefrom, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. To the extent such determination is reasonably likely to give rise to a Material Adverse Effect upon any party hereto, the parties shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

         10.9 Remedies Not Exclusive. Except as otherwise provided in Section 7.11, no remedy conferred by any of the specific provisions of this Agreement is intended to be, nor shall it be, exclusive of any other remedy available at law, in equity or otherwise.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

         10.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Purchaser or Seller, whether under any rule of constitution or otherwise. No party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         10.12 Consent to Jurisdiction, Etc. Except as set forth in Section 1.3(c) and Section 4.19, the parties acknowledge and agree that, notwithstanding anything to the contrary contained in any applicable Law (including Section 2708 of Title 6 of the Delaware Code), the state courts of North Carolina located in Mecklenburg County, North Carolina shall have exclusive jurisdiction to adjudicate any dispute or disagreement arising out of or in connection with this Agreement. Each party hereto (i) consents to the exercise by such courts of personal jurisdiction over it, (ii) waives and agrees not to assert any objection it might otherwise have to venue, personal jurisdiction, inconvenience of forum, and any other defense to the adjudication of any such dispute or disagreement in any such court, and (iii) agrees to execute such documents (including consents and waivers) as may be necessary or appropriate to ensure the adjudication of any such dispute or disagreement in such courts.



                                       32



         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.


                        SELLER:

                        CI HOLDINGS, LLC

                        By:  COMMONWEALTH INDUSTRIES, INC., as member

                        By:   /s/ Mark V. Kaminski
                                Printed Name: Mark V. Kaminski
                                Title: President and Chief Executive Officer




                        PURCHASER:

                        SOUTHWIRE COMPANY


                        By:   /s/ Stuart W. Thorn
                              Stuart W. Thorn
                              Chief Executive Officer

AO 1089178.15
AO 1089178.15
                                    GUARANTY
                                       BY
                          COMMONWEALTH INDUSTRIES, INC.

         (All capitalized terms appearing in the Guaranty below that are not otherwise defined in such Guaranty shall have the meanings assigned to them in the Stock Purchase Agreement between Southwire Company and CI Holdings, LLC to which this Guaranty is attached (the "Stock Purchase Agreement")).

         For good and valuable consideration (including the execution and delivery by Southwire Company of the Stock Purchase Agreement concurrently herewith), the receipt, adequacy and sufficiency of which are hereby acknowledged by Commonwealth Industries, Inc., a Delaware corporation ("CII"), CII agrees with and in favor of Purchaser as follows:

         (a) CII has the power and authority to execute, deliver and perform this Guaranty. The execution, delivery and the performance of this Guaranty have been duly authorized by all corporate action necessary on the part of CII, and this Guaranty constitutes a valid and binding obligation of CII, enforceable against CII in accordance with its terms. The performance by CII of its obligations hereunder will not violate, or constitute a breach of or a default under, CII's certificate of incorporation or bylaws or any Contract to which CII is a party or any Law or Order binding upon CII.

         (b) CII agrees to the obligations contained in Section 4.4 of the foregoing Stock Purchase Agreement (Confidentiality).

         (c) CII hereby absolutely, unconditionally and irrevocably guarantees the full payment and performance as and when due of all of the Seller's obligations under or pursuant to the Stock Purchase Agreement and any Other Agreement executed and delivered in connection therewith (all such obligations are hereinafter referred to as the "Obligations"). This Guaranty may be enforced by Purchaser directly against CII without any requirement that Purchaser first bring suit against Seller or any other Person or resort to or exhaust any other guaranty or collateral now or hereafter pledged to Purchaser. CII acknowledges and agrees that no change in the nature or terms of the Stock Purchase Agreement or the Obligations, whether by operation of Law or otherwise, shall operate to discharge all or any part of the liabilities and obligations of CII pursuant to this Guaranty. This Guaranty constitutes a guarantee of payment and not of collection or performance and no forbearance or indulgence granted by Purchaser to Seller and no waiver of any right to proceed promptly against Seller (whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, CII) shall operate to release CII from any of its liabilities or obligations hereunder. Without limiting the generality of the foregoing, CII agrees that no extension of time or indulgence granted by Purchaser to Seller will in any manner affect, impair, limit, modify, or release any of the liabilities or obligations of CII under this Guaranty.

         (d) CII expressly waives: (i) notice of acceptance of this Guaranty;
(ii) notice of any modification of the Stock Purchase Agreement or the Obligations, and (iii) presentment, protest, notice of dishonor, demand for payment, notice of extension of time of payment, notice of non-payment when due of such Obligations, and notice of indulgences granted to Seller by Purchaser.

         (e) CII agrees that its liability under this Guaranty is continuing and shall only be discharged by the full performance of all of the Obligations.

         (f) This Guaranty shall be binding upon CII and its successors, and assigns and shall inure to the benefit of, and be enforceable by, Purchaser and its successors and assigns. This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware, without regard to such state's laws related to choice or conflicts of laws. CII agrees that, notwithstanding anything to the contrary contained in any applicable Law (including Section 2708 of Title 6 of the Delaware Code), the state courts of North Carolina located in Mecklenburg County, North Carolina shall have exclusive jurisdiction to adjudicate any dispute or disagreement arising out of or in connection with this Agreement. CII hereby (i) consents to the exercise by such courts of personal jurisdiction over it, (ii) waives and agrees not to assert any objection it might otherwise have to venue, personal jurisdiction, inconvenience of forum, and any other defense to the adjudication of any such dispute or disagreement in any such court, and (iii) agrees to execute such documents (including consents and waivers) as may be necessary or appropriate to ensure the adjudication of any such dispute or disagreement in such courts.

               COMMONWEALTH INDUSTRIES, INC.


                  By:  /s/ Mark V. Kaminski
                  Name:  Mark V. Kaminski
                  Title: Chief Executive Officer

                                     * * * *